                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[X] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[ ] Definitive Proxy Statement                RULE 14A-6(E)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             Norwest Corporation
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    (1) Title of each class of securities to which transaction applies:

    ------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ------------------------------------------------------------------------


    (4) Proposed maximum aggregate value of transaction:

    ------------------------------------------------------------------------


    (5) Total fee paid:

    ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ------------------------------------------------------------------------


    (3) Filing Party:

    ------------------------------------------------------------------------


    (4) Date Filed:

    ------------------------------------------------------------------------

Notes:

              [LETTERHEAD OF NORTHWEST CORPORATION APPEARS HERE]


                                             PRELIMINARY PROXY
                                             MATERIALS FILED PURSUANT
                                             TO RULE 14A-6(A)

                                             March 19, 1997

Dear Stockholder:

  The annual meeting of stockholders will be held on Tuesday, April 22, 1997, at 10:00 a.m., Minneapolis time, in the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota. The formal Notice of the Meeting and Proxy Statement appear in the pages that follow.

  You will be asked to consider and vote upon the election of directors, an amendment to Norwest Corporation's Restated Certificate of Incorporation to increase the number of shares of authorized common stock, and the ratification of the appointment of auditors for the year 1997. These proposals are described in more detail in the accompanying Proxy Statement under Items 1, 2, and 3.

  You will also be asked to consider and vote upon a stockholder proposal relating to cumulative voting and a stockholder proposal relating to the Corporation's fair lending policy for its financial subsidiaries. These proposals are also presented in the Proxy Statement as Items 4 and 5, together with a statement of the reasons the Board of Directors opposes these proposals.

  The Board of Directors recommends that stockholders vote FOR Items 1, 2 and 3 and AGAINST Items 4 and 5.

                                Sincerely,

                                /s/ Richard M. Kovacevich

                                RICHARD M. KOVACEVICH
                                Chairman and Chief Executive Officer



                               ----------------

Please sign and date the enclosed proxy and return it promptly in the enclosed envelope if you do not expect to be personally present and wish your stock to be voted. If you later find that you may be present or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

                               ----------------

                              NORWEST CORPORATION

                             ---------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 22, 1997

                             ---------------------

To the Holders of
Common Stock of Norwest Corporation:

  NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Norwest Corporation, a Delaware corporation (the "Corporation"), will be held in the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, on Tuesday, April 22, 1997, at 10:00 a.m., Minneapolis time, for the following purposes:

  (1) To elect directors to hold office until the next annual election and until their successors shall be duly elected and qualified;

  (2) To consider and vote upon a proposal to amend the Corporation's Restated Certificate of Incorporation to increase the authorized shares of common stock from 500,000,000 to 1,000,000,000 shares;

  (3) To vote on a proposal to ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP to audit the books of the Corporation and subsidiaries for the year ending December 31, 1997;

  (4) To consider and vote upon a stockholder proposal requesting the Board of Directors to take those steps necessary to provide for cumulative voting in the election of directors;

  (5) To consider and vote upon a stockholder proposal requesting the Board of Directors to develop a fair lending policy for the Corporation's financial subsidiaries with the goal of achieving at least the industry level of lending to each major disadvantaged group and to report to stockholders annually on its achievements; and

  (6) To transact such other business as may properly come before the meeting.

  The stockholder proposals identified as Items 4 and 5 in the Notice are opposed by the Board of Directors.

  Only holders of common stock of record at the close of business on March 4, 1997, will be entitled to vote at the annual meeting or any adjournment of the annual meeting. A list of the stockholders entitled to vote at the annual meeting or any adjournment will be available during business hours for any stockholder of the Corporation to examine for any purpose germane to the meeting. The list will be available for examination for a period of at least ten days prior to the meeting at the office of the Secretary of the Corporation, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1026.

                                          By Order of the Board of Directors,

                                          /s/ Laurel A. Holschuh
                                          LAUREL A. HOLSCHUH
                                          Secretary

March 19, 1997

                              NORWEST CORPORATION

                                NORWEST CENTER
                              SIXTH AND MARQUETTE
                         MINNEAPOLIS, MINNESOTA 55479

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

  This Proxy Statement is being provided to stockholders in connection with the solicitation by the Board of Directors of Norwest Corporation (the "Corporation") of proxies for the annual meeting of stockholders to be held Tuesday, April 22, 1997. Shares of common stock may be represented at the annual meeting by stockholders in person or by proxy. If shares of common stock are represented by proxy, the shares will be voted as the stockholder instructs in the proxy. If a stockholder does not give any voting instructions in the proxy, the shares will be voted in the following manner: FOR the election of the director-nominees named in this Proxy Statement, FOR the proposed amendment to the Corporation's Restated Certificate of Incorporation to increase the number of authorized shares of common stock the Corporation may issue, and FOR the ratification of the appointment of the auditors for the Corporation (Items 1, 2, and 3 on the enclosed proxy card), and AGAINST the stockholder proposal relating to cumulative voting and AGAINST the stockholder proposal relating to the Corporation's fair lending policy and related reporting to stockholders (Items 4 and 5 on the enclosed proxy card), unless the stockholder has properly withheld authority to vote on the proxy, as discussed more fully under the heading "VOTING PROCEDURES" below. A stockholder may revoke a proxy at any time before it is voted.

  This Proxy Statement and the enclosed form of proxy are being mailed to stockholders beginning on or about March 19, 1997.

  The Corporation will pay all expenses in connection with this solicitation of proxies. Solicitation of proxies will occur principally by mail. One or more officers or employees of the Corporation or its subsidiaries may also solicit proxies, either personally, by telephone, or by special letter, from some stockholders. The Corporation will also make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxy materials to their principals, and will reimburse them for their expenses in so doing. The Corporation has retained Georgeson & Company Inc., New York, New York, to assist in the solicitation of proxies on its behalf for a fee of $12,000 plus out-of-pocket expenses.

  So far as the Board of Directors and the management of the Corporation are aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote stockholders' proxies on these matters as they consider appropriate.

                              SHARES OUTSTANDING

  On March 4, 1997, the record date for stockholders entitled to vote at the
meeting, there were     shares of common stock outstanding. Each outstanding
share is entitled to one vote.

  The following table contains information with respect to each person, including any group, known to the Corporation to be the beneficial owner of more than 5% of the common stock of the Corporation as of December 31, 1996. Beneficial ownership of common stock has been determined in accordance with Regulation 13d-3 of the Securities and Exchange Commission. Under this regulation, a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days.

                                                   AT DECEMBER 31, 1996
                                             ---------------------------------
             NAME AND ADDRESS                AMOUNT AND NATURE OF  PERCENT OF
            OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP COMMON STOCK
            -------------------              -------------------- ------------
Certain subsidiary banks, including Norwest       31,198,412(1)       8.5%
 Bank Minnesota, N.A., and a trust company
 subsidiary of Norwest Corporation, Norwest
 Center, Sixth and Marquette, Minneapolis,
 Minnesota 55479

---------------------

(1) With respect to 11,083,091 of these shares, such subsidiaries had, in the aggregate: sole voting power over 10,291,734 shares, shared voting power over 409,404 shares, and no voting power over the remaining 381,953 shares; sole dispositive power over 8,046,749 shares, shared dispositive power over 2,136,182 shares, and no dispositive power over the remaining 900,060 shares.

    The amount shown also includes 20,115,321 shares held in the Master Savings Trust for participants in the Corporation's Savings Investment Plan. Participants have the power to direct the voting of the shares held in trust based on the ratio of the value of each participant's accounts in the Norwest stock funds to the total value of the funds on a valuation date not more than 90 days preceding the record date for the applicable stockholders' meeting. Shares held in trust on the applicable record date will be voted ratably by Norwest Bank Minnesota, N.A., as trustee of the trust, based on the instructions of all plan participants who give instructions.

    The foregoing shares are held in a fiduciary or representative capacity, and the Corporation and such subsidiaries disclaim beneficial interest in these shares.

                               VOTING PROCEDURES

ELECTION OF DIRECTORS

  Under Delaware law, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward such nominee's achievement of a plurality.

AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION AND OTHER MATTERS

  The vote by the holders of a majority of all outstanding shares of common stock in favor of the proposed amendment to the Corporation's Restated Certificate of Incorporation (the "Restated Certificate") to increase the number of shares of authorized common stock from 500,000,000 to 1,000,000,000 (Item 2) is required under Delaware law for such proposal to be approved. The vote of the majority of shares present in person or represented by proxy at the meeting in favor of the stockholder proposals relating to cumulative voting and the Corporation's fair lending policy (Items 4 and 5) is required under Delaware law for each of these proposals to be adopted.

  Shares abstaining from voting on a particular matter are considered present at the meeting for purposes of determining a quorum, but are treated as having voted against the matter at the meeting. Shares for which a broker has not received voting instructions from the beneficial owner either on matters on which the broker is not permitted to vote in its discretion under applicable exchange rules, or for which discretionary authority has been withheld (a "broker non-vote"), are not considered present at the meeting for the particular matter to which the broker non-vote relates. Consequently, broker non-votes are not counted for voting purposes with respect to such matter, and thus have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority vote is calculated. Under New York Stock Exchange rules, a member broker may not vote in its discretion on the stockholder proposals being presented at the 1997 annual meeting in the absence of voting instructions from the beneficial owners of the shares represented by the broker's proxy.

POLICY ON CONFIDENTIAL VOTING

  It is the policy of the Corporation that all stockholder meeting proxies, ballots, and voting tabulations that identify the particular vote of a stockholder are to be kept confidential and that the particular vote of any stockholder shall not be disclosed to any third party prior to the tabulation of the final vote at the annual stockholders' meeting except (i) as necessary to meet applicable legal requirements; (ii) to assert claims for or defend claims against the Corporation; (iii) to allow the inspectors of election to certify the results of the stockholder vote; (iv) in the event of a proxy solicitation in opposition to the Corporation or the Board of Directors; or
(v) to respond to stockholders who have written comments on proxy cards or where a stockholder expressly requests disclosure. As provided in such policy, inspectors of election and tabulators of stockholder votes may not be employees of the Corporation, but may be employees of an affiliated bank, provided that such inspectors and tabulators shall be instructed to comply with this policy.

                         ITEM 1. ELECTION OF DIRECTORS

  The Board of Directors currently consists of 16 persons. The Board has fixed the number of directors to be elected at the annual meeting at 15 and has nominated the individuals named below for election as directors. All of the nominees have indicated a willingness to serve; however, in case any nominee is no longer a candidate at the annual meeting, the persons named in the enclosed proxy intend to vote for the remainder of the designated nominees and to vote for a substitute nominee in their discretion. All nominees are currently directors of the Corporation and have been previously elected by the stockholders, except J.A. Blanchard III and Leslie S. Biller, who were elected as directors by the Board of Directors effective September 23, 1996 and January 31, 1997, respectively. Directors are elected to hold office until the next annual election and until their successors are duly elected and qualified. No information is given with respect to Gerald J. Ford, who is retiring as a director at the 1997 annual meeting.

  Additional information regarding these nominees is set forth below and on pages , , , , and , and the number of shares of common stock of the Corporation beneficially owned by each of them as of February 28, 1997, is set
forth on pages   through . Except as may be otherwise stated, all director
nominees have served in the capacities indicated for more than five years.

                 LESLIE S. BILLER, 49                       Director since 1997
                 President and Chief Operating Officer, and Director
                 Norwest Corporation
                 Minneapolis, Minnesota

                 Over the last five years, Mr. Biller served as Executive Vice President (South Central Banking), Norwest Corporation until January 31, 1997, when he assumed his present position.


  (PICTURE)      Mr. Biller also serves as a director of VISA USA, Jewish
                 Vocational Services in the Twin Cities and the Minnesota
                 Orchestra; as Chairman of Twin Cities RISE!; and as a trustee of the University of Nevada (Reno) Foundation.

                 J.A. BLANCHARD III, 54                     Director since 1996
                 Chairman and Chief Executive Officer, and Director Deluxe
                 Corporation (Supplier of Check Printing and Financial
  (PICTURE)      Services Products and Systems to Financial Institutions)
                 Shoreview, Minnesota

                 Mr. Blanchard served as Chairman and Chief Executive Officer of Harbridge Merchant Services from April, 1991 until May, 1993. In January, 1994, he became an Executive Vice President of General Instrument Corporation, and served in that capacity until May, 1995, when he assumed his present position.

                 Mr. Blanchard also serves as a director of Saville Systems, Inc.

-------------------------------------------------------------------------------

                 DAVID A. CHRISTENSEN, 61                   Director since 1977
                 President and Chief Executive Officer, and Director Raven
                 Industries, Inc. (Diversified Manufacturer of Plastics,
  (PICTURE)      Electronics, and Special-Fabric Products)
                 Sioux Falls, South Dakota

                 Mr. Christensen also serves as a director of Northern States Power Company and Norwest Bank South Dakota, N.A., a subsidiary of the Corporation; and as Co-Chair of the Development Council of Forward Sioux Falls.


-------------------------------------------------------------------------------

                 PIERSON M. GRIEVE, 69                      Director since 1987
                 Retired Chairman and Director
                 Ecolab Inc.
                 (Developer and Marketer of Cleaning, Sanitizing,
  (PICTURE)        and Maintenance Products and Services)
                 St. Paul, Minnesota

                 Over the last five years, Mr. Grieve served as Chairman, President and Chief Executive Officer of Ecolab Inc. until August 21, 1992, when he became Chairman and Chief Executive Officer. On March 1, 1995, he became Chairman until his retirement on December 31, 1995.

                 Mr. Grieve also serves as a director of Meredith Corporation, U S WEST, Inc., The St. Paul Companies, Inc., and Danka Business Systems PLC; as Chairman of the Board of Overseers of the Carlson School of Management at the University of Minnesota, the Advisory Board of Minnegasco, and the Metropolitan Airports Commission, State of Minnesota; as a member of the Advisory Council of Kellogg Graduate School of Management of Northwestern University; as a member of the Executive Committee of the Guthrie Theater; and as trustee of the University of St. Thomas.

                 CHARLES M. HARPER, 69                      Director since 1985
                 Retired Chairman and Chief Executive Officer, and
                 DirectorConAgra, Inc.
                 (Diversified Food Company)
  (PICTURE)      Omaha, Nebraska

                 Retired Chairman and Chief Executive Officer and Retired DirectorRJR Nabisco Holdings Corp.
                 (Consumer Packaged Goods)
                 New York, New York

                 Over the last five years, Mr. Harper served as Chairman of the Board and Chief Executive Officer of ConAgra, Inc. until September 16, 1992, when he retired as Chief Executive Officer. He remained Chairman of the Board until May 31, 1993. Effective May 31, 1993, Mr. Harper served as Chairman and Chief Executive Officer of RJR Nabisco Holdings Corp. until January 1, 1996, when he retired as Chief Executive Officer. He remained Chairman of the Board until May 31, 1996.

                 Mr. Harper also serves as a director of Peter Kiewit Sons', Inc., Valmont Industries, Inc., and E. I. DuPont deNemours & Company.

-------------------------------------------------------------------------------

                 WILLIAM A. HODDER, 65                      Director since 1971
                 Retired Chairman and Chief Executive Officer
  (PICTURE)      Donaldson Company, Inc.
                 (Manufacturer of Filtration and Emission Control Products)
                 Minneapolis, Minnesota

                 Over the last five years, Mr. Hodder served as Chairman, President and Chief Executive Officer. Effective August 1, 1994, he became Chairman and Chief Executive Officer, in which capacity he served until his retirement on August 5, 1996.

                 Mr. Hodder also serves as a director of Cowles Media Company, Musicland Stores Corporation, ReliaStar Financial Corp., SUPERVALU INC., and Tennant Company; as a member of the Board of Overseers of the Carlson School of Management at the University of Minnesota; and as a member of the University of Nebraska Foundation.

                 LLOYD P. JOHNSON, 66                       Director since 1985
                 Retired Chairman and Director
                 Norwest Corporation
                 Minneapolis, Minnesota
  (PICTURE)
                 Over the last five years, Mr. Johnson served as Chairman of the Board and Chief Executive Officer. Effective January 1, 1993, he became Chairman of the Board until his retirement on May 1, 1995.

                 Mr. Johnson also serves as a director of Cargill, Incorporated, Musicland Stores Corporation, and Valmont Industries, Inc.; as a member of the Advisory Board of Minnegasco; and as a trustee of the Minnesota Mutual Life Insurance Company.

-------------------------------------------------------------------------------

                 REATHA CLARK KING, 58                      Director since 1986
                 President and Executive Director
                 General Mills Foundation
                 (Charitable Foundation for General Mills, Inc.)
  (PICTURE)      Minneapolis, Minnesota

                 Dr. King also serves as a director of H.B. Fuller Company; as a trustee of the Minnesota Mutual Life Insurance Company and the University of Chicago; as Vice Chairman of the Board of Directors of the Corporation for National Service, Washington, D.C.; as a member of the Board of the Council on Foundations; and as a member of the Board of Managers of the Ministers and Missionaries Benefit Board of the American Baptist Churches, New York City.

-------------------------------------------------------------------------------

                 RICHARD M. KOVACEVICH, 53                  Director since 1986
                 Chairman and Chief Executive Officer, and Director
                 Norwest Corporation
                 Minneapolis, Minnesota
  (PICTURE)
                 Over the last five years, Mr. Kovacevich served as President and Chief Operating Officer until January 1, 1993, when he became President and Chief Executive Officer. Effective May
                 1, 1995, he was also named as Chairman. Mr. Kovacevich served in the capacity of Chairman, President and Chief Executive Officer until January 31, 1997, when he assumed his present position.

                 Mr. Kovacevich also serves as a director of Dayton Hudson Corporation, ReliaStar Financial Corp., Northern States Power Company, PETsMART, Inc., and the Bankers Roundtable; as a director and Vice President of the Walker Art Center; as a director and member of the Executive Committee of the Minnesota Business Partnership, Inc.; as Vice Chairman of the Board of The Greater Minneapolis Metropolitan Housing Corporation and the American Bankers Council; and as a member of the Federal Reserve Advisory Council and the Advisory Council of Stanford University Graduate School of Business.

                 RICHARD S. LEVITT, 66                      Director since 1982
                 Chairman of the Board and Director
                 Nellis Corporation
  (PICTURE)      (Private Capital Management)
                 Minneapolis, Minnesota

                 Mr. Levitt also serves as a director of Meredith Corporation, Gaylord Container Corporation, the Northwest Area Foundation, the University of Iowa Law School Foundation, the University of Iowa Foundation, and Norwest Bank Iowa, N.A., a subsidiary of the Corporation.

-------------------------------------------------------------------------------

                 RICHARD D. MCCORMICK, 56                   Director since 1983
                 Chairman and Chief Executive Officer, and Director
                 U S WEST, Inc.
                 (Communications)
  (PICTURE)      Englewood, Colorado

                 Over the last five years, Mr. McCormick served as President and Chief Executive Officer of U S WEST, Inc. until May 1, 1992, when he assumed his present position.


                 Mr. McCormick also serves as a director of UAL Corporation.

-------------------------------------------------------------------------------

                 CYNTHIA H. MILLIGAN, 50                    Director since 1992
                 President and Chief Executive Officer
                 Cynthia Milligan & Associates
  (PICTURE)      (Consulting Firm to Financial Institutions)
                 Lincoln, Nebraska

                 Over the last five years, in addition to her present position, Ms. Milligan has served as Adjunct Professor of Law (Banking) at the University of Nebraska College of Law.

                 Ms. Milligan also serves as a director of Norwest Bank Nebraska, N.A. (Omaha), a subsidiary of the Corporation, Gallup Inc., and the Richard Nixon Library and Birthplace; as Vice Chairman and director of Bryan Memorial Hospital Foundation; as President and director of Samaritan Counseling Center Foundation; as an advisory director of Norwest Bank Nebraska, N.A. (Lincoln), a subsidiary of the Corporation; as a member of the Board of Trustees, College of Business Administration, University of Nebraska; and as a trustee of the Nebraska Council on Economic Education.

                 BENJAMIN F. MONTOYA, 61                    Director since 1996
                 President and Chief Executive Officer, and DirectorPublic Service Company of New Mexico(Public Utilities)Albuquerque, New Mexico

                 Over the last five years, Mr. Montoya served as Senior Vice President and General Manager of Pacific Gas & Electric Company until August 1, 1993, when he assumed his present position. Mr. Montoya completed a 31-year career as Chief of the Civil Engineer Corps of the United States Navy, retiring
                 in      , 199  with the rank of Rear Admiral. He was
                 appointed by the President of the United States to the 1995 Military Base Closure Commission and to the U.S. Naval Acadamy Board of Visitors, which he now chairs.

  (PICTURE)


                 Mr. Montoya also serves as a member of the Board of the Albuquerque Community Foundation, Governor's Business Executives for Education, and the United Way of Greater Albuquerque; and as a member of the University of New Mexico School of Engineering and the New Mexico State University Business Advisory Council.

-------------------------------------------------------------------------------

                 IAN M. ROLLAND, 63                         Director since 1993
                 Chairman and Chief Executive Officer, and DirectorLincoln National Corporation(Insurance)Fort Wayne, Indiana

                 Over the last five years, Mr. Rolland served as Chairman and Chief Executive Officer of Lincoln National Corporation and Lincoln National Life Insurance Company until May 17, 1994, when he assumed his present position.

  (PICTURE)


                 Mr. Rolland also serves as a director of Tokheim Corporation, NIPSCO Industries, Inc., and Norwest Bank Indiana, N.A., a subsidiary of the Corporation.

-------------------------------------------------------------------------------

                 MICHAEL W. WRIGHT, 58                      Director since 1991
                 Chairman, President and Chief Executive Officer, and Director SUPERVALU INC.(Food Distribution and Retailing)Minneapolis, Minnesota

                 Mr. Wright also serves as a director of Cargill, Incorporated, Musicland Stores Corporation, Honeywell, Inc., and Shopko Stores, Inc.; as a member of the Board of the Food Distributors International, the International Center for Companies of the Food Trade and Industry, and the Food Marketing Institute; as a member of the Executive Committee of the Minnesota Business Partnership, Inc. and the Board of Overseers of the Carlson School of Management at the University of Minnesota; and as a trustee of St. Thomas Academy.

  (PICTURE)

                        CERTAIN INFORMATION REGARDING
                 THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

MEETINGS AND COMMITTEES

  The Board of Directors of the Corporation held six regular meetings during the year ended December 31, 1996. The Board of Directors has established certain committees, including committees with audit, compensation, and nominating responsibilities, that also met during 1996. Attendance by directors at these meetings averaged 95% during 1996, with each director attending 75% or more of the aggregate number of Board meetings and meetings of committees on which he or she served. The committees that meet regularly and their members, a brief description of their responsibilities, and the number of meetings held by each such committee are as follows:

  Audit and Examination Committee. (Richard S. Levitt (Chair), David A. Christensen, Gerald J. Ford, Reatha Clark King, Cynthia H. Milligan, and Benjamin F. Montoya). The Audit and Examination Committee recommends to the Board of Directors the engagement of the independent auditors and reviews (i) the scope and results of the audit engagement with the independent auditors,
(ii) the scope, frequency, and results of internal audits and examinations,
(iii) the adequacy of the Corporation's system of internal accounting controls, (iv) bonding and insurance coverage, and (v) examination reports of the Corporation. The Audit and Examination Committee met three times during 1996.

  Human Resources Committee. (Pierson M. Grieve (Chair), Charles M. Harper, William A. Hodder, Richard D. McCormick, Ian M. Rolland, and Michael W. Wright). The Human Resources Committee makes recommendations to the Board of Directors regarding compensation arrangements for senior management. The Committee also approves the adoption of benefit and compensation plans in which officers are eligible to participate and awards under such compensation plans. The Human Resources Committee met three times during 1996.

  Board Affairs Committee. (William A. Hodder (Chair), David A. Christensen, Pierson M. Grieve, and Richard S. Levitt). The Board Affairs Committee is responsible for providing advice and assistance relating to corporate governance, the organization and function of the Board of Directors and its committees, selection of members for the Board and appointments to its committees, and director compensation. As part of its advisory role on corporate governance, the Committee also reviews and makes recommendations on matters relating to the effectiveness of the Board, including the Board schedule, its agenda, and information provided to the Board. In addition, the Committee Chair determines the agenda for, and chairs executive sessions of the Board of Directors at which management directors are not present, and coordinates the Chief Executive Officer evaluation process for the Board. The Board Affairs Committee met three times during 1996.

  In connection with its nominating responsibilities, the Board Affairs Committee will consider qualified nominees recommended by a stockholder of the Corporation if the recommendation is submitted in writing to the Secretary of the Corporation no later than the December 31 preceding the annual meeting. Any such recommendation must include information which will enable the Committee to evaluate the qualifications of the proposed nominee.

  Finance Committee. (Richard D. McCormick (Chair), J.A. Blanchard III, Charles M. Harper, Lloyd P. Johnson, Cynthia H. Milligan, Benjamin F. Montoya, and Ian M. Rolland). The Finance Committee reviews and makes recommendations to the Board regarding the Corporation's annual and long-term financial plans, including proposed debt and equity issues, and also reviews the policies with respect to capital structure and investment portfolio composition. The Finance Committee met three times during 1996.

  Credit Committee. (David A. Christensen (Chair), J.A. Blanchard III, Gerald
J. Ford, Lloyd P. Johnson, Reatha Clark King, Richard S. Levitt, and Michael
W. Wright). The Credit Committee reviews credit policies and examination reports, trends in domestic and international loans outstanding, and the adequacy of the allowance for credit losses. The Credit Committee met three times during 1996.

COMPENSATION OF DIRECTORS

  Annual Retainer and Meeting Fees. Each non-employee director received an annual cash retainer of $24,000 plus a fee of $1,000 for each Board or committee meeting attended in 1996. The Chairs of the Audit and Examination, Board Affairs, Credit, Finance, and Human Resources Committees also were paid an additional annual fee of $5,000. Each non-employee director also received an award of shares of the Corporation's common stock, or a portion of such award, having a fair market value equal to the 1996 annual cash retainer, as described below under the heading "Directors' Plans--Directors' Formula Plan."

  Directors' Plans. The Corporation has the following plans for non-employee directors: the Directors' Formula Stock Award Plan (the "Directors' Formula Plan"); the "Directors' Stock Deferral Plan" and the "Deferred Compensation Plan for Non-Employee Directors" (the "Directors' Deferred Compensation Plan"), which allow participating directors to defer payment of annual and meeting fees; and the "Retirement Plan for Non-Employee Directors" (the "Directors' Retirement Plan"). A brief description of each of these plans and the compensation received by non-employee directors under these plans is set forth below.

    Directors' Formula Plan. The purpose of the Directors' Formula Plan is to compensate non-employee directors of the Corporation for their services in the form of shares of the Corporation's common stock, in order to aid in attracting and retaining individuals with outstanding abilities and skills for service on the Corporation's Board of Directors.

    Under the terms of this plan, each person who serves as a non-employee director during a calendar year, and who is a director of the Corporation on December 31 of that calendar year (an "Eligible Non-Employee Director") will receive on February 1 of the following year (the "Award Date"), as compensation for services rendered in the prior year, an award of shares of common stock of the Corporation (the "Award"). In 1996, the Board of Directors adopted a policy that 50% of the annual compensation for non-employee directors be paid in the Corporation's common stock. To implement this policy, the Board of Directors adopted, and stockholders approved at the 1996 annual meeting, an amendment to the Directors' Formula Plan which provides that, beginning February 1, 1997, the Award under the plan will be that number of shares of common stock having an aggregate fair market value equal to the annual cash retainer for service as a director in effect on the January 1 immediately preceding the Award Date. The fair market value of the shares of common stock awarded is computed using the closing price of a share of the Corporation's common stock as reported on the consolidated tape of the New York Stock Exchange (the "NYSE") on the Award Date. If the NYSE is not open on the Award Date, the shares are valued at their fair market value as of the next preceding day on which the NYSE is open.

    The Directors' Formula Plan also allows each Eligible Non-Employee Director to defer in the form of shares of the Corporation's common stock all or a portion of his or her Award. Participants in the Directors' Formula Plan annually elect the percentage of the Award to be deferred, the year in which the deferred amount will be paid, and a lump sum or installment payment option. The number of shares so deferred are credited to a Deferred Stock Account established for each participating director. When dividends are paid on the Corporation's common stock, the director's Deferred Stock Account is credited with a number of shares determined by multiplying the number of shares credited to that account on the dividend record date by the per share dividend amount and then dividing the product by the average of the high and low market prices of a share of common stock on the dividend payment date.

    Under the terms of the Directors' Formula Plan in effect for 1996, each Eligible Non-Employee Director who served as a non-employee director during all of 1996 received an award of shares of common stock on February 1, 1997 having an aggregate fair market value equal to $24,000 on January 31, 1997, the next day preceding the February 1, 1997 Award Date that the NYSE was open. As provided in the plan, each Eligible Non-Employee Director who served during part of 1996 received one-twelfth of an Award for each month or portion thereof that he or she served as a non-employee director. Non-employee directors were awarded a total of 6,678 shares of the Corporation's common stock pursuant to the terms of the Directors' Formula Plan, based on a closing price per share of common stock on the NYSE on January 31, 1997 of $47.625. Of the shares awarded, 504 shares were issued to Messrs. Christensen, Ford, Hodder, Johnson, Rolland, Dr. King, and Ms. Milligan, and 168 shares were issued to Mr. Blanchard. In addition,

  504 shares were credited to a Deferred Stock Account for each of Messrs. Grieve, Harper, Levitt, McCormick, and Wright, and 462 shares were credited to a Deferred Stock Account for Mr. Montoya, pursuant to deferral elections made by these directors.

    Under the 1996 plan amendment, all non-employee directors who were directors during all of 1995, and who were directors on March 1, 1996, also received a one-time award on May 1, 1996 of shares of common stock having an aggregate fair market value on that date of $6,000, as compensation for services as directors in 1995. Twelve of the current non-employee directors were eligible for the May 1, 1996 award and were awarded a total of 2,171 shares, based on a closing price per share of common stock on the NYSE of $36.125 on that date. Of the non-employee directors who received the May 1, 1996 award, 167 shares were issued to each of Messrs. Christensen, Hodder, Johnson, Rolland, and Dr. King, and 167 shares were credited to a deferred stock account for each of Messrs. Ford, Grieve, Harper, Levitt, McCormick, Wright, and Ms. Milligan, pursuant to deferral elections made by these directors.

    For the year ended December 31, 1996, a total of $12,303 in dividends was credited in the form of an aggregate of 319 shares to the Deferred Stock Accounts of the seven current non-employee directors who have deferred Awards pursuant to the Directors' Formula Plan.

    Directors' Stock Deferral Plan and Directors' Deferred Compensation Plan. Under these plans, a participating director may defer all or a portion of his or her annual retainer and meeting fees otherwise payable in cash. The deferral may be in the form of shares of the Corporation's common stock pursuant to the Directors' Stock Deferral Plan or in cash pursuant to the Directors' Deferred Compensation Plan.

    Participants in the Directors' Stock Deferral Plan annually elect the amount of cash fees to be deferred in the form of shares and the year in which the deferred amount will be paid. Amounts so deferred are credited to a Deferred Stock Account established for each participating director under the plan. The number of shares credited to a director's Deferred Stock Account is determined by dividing the amount of the deferred fees earned during a calendar quarter by the average of the high and low prices of a share of common stock of the Corporation as reported on the consolidated tape of the NYSE on the first day of the calendar quarter following the quarter in which the fees would otherwise have been paid to the participant. When dividends are paid on the Corporation's common stock, the director's Deferred Stock Account will be credited with a number of shares determined by multiplying the number of shares credited to that account on the dividend record date by the per share dividend amount and then dividing the product by the average of the high and low market prices of a share of common stock on the dividend payment date.

    Under the terms of the Directors' Stock Deferral Plan, a participating director may elect distribution of his or her Deferred Stock Account in a lump sum in the form of cash, whole shares of the Corporation's common stock, or a combination of both, or may elect distribution of such credits in up to ten annual cash installments. If the director elects distribution in the form of annual cash installments, the unpaid portion of such installments will bear interest monthly at an annual rate equal to the interest equivalent of the secondary market yield for three-month U.S. Treasury bills for the preceding month. Deferred compensation and earnings thereon will be includable in the taxable income of a participant, and will be deductible by the Corporation, when distributed.

    Effective January 1, 1993, the Directors' Stock Deferral Plan replaced those provisions of the Directors' Deferred Compensation Plan that permitted participating directors to make deferrals of a cash amount in the form of shares of the Corporation's common stock to a phantom stock account established for each participant (a "Phantom Stock Account"). On and after that date, no further deferrals to the Phantom Stock Accounts may be made, although the value of the Phantom Stock Accounts continues to be adjusted to reflect credits in the form of additional phantom shares when dividends are paid on the Corporation's common stock until all deferred amounts have been distributed. Directors may continue, however, to elect deferrals under the Directors' Deferred Compensation Plan in the form of cash of all or part of their retainer and meeting fees earned during any calendar year. Amounts so deferred may be distributed to the director in a lump sum or in up to ten annual installments following his or her termination of service as a director. Amounts deferred in cash are credited to an unfunded account for the director (a "Deferred Cash Account"). Deferred Cash Accounts earn interest monthly at a rate per annum equal to the interest equivalent of the secondary market yield for three-month U.S. Treasury bills for the preceding month. Under the Directors' Deferred Compensation Plan, distributions from either a director's Deferred Cash Account or Phantom Stock Account will be made in cash. In the case of a Phantom Stock Account, such distributions will be based upon the value of the Corporation's common stock at the time of distribution.

    For the year ended December 31, 1996, non-employee directors elected to defer an aggregate of $395,809 in fees in the form of 10,108 shares of the Corporation's common stock under the Directors' Stock Deferral Plan, and a total of $38,890 in dividends was credited in the form of an aggregate of 1,002 shares to the Deferred Stock Accounts of the nine current non-employee directors who participate in the Directors' Stock Deferral Plan. In addition, a total of $4,897 in interest was credited to Deferred Cash Accounts for two current non-employee directors, and $71,745 in dividends was credited in the form of an aggregate of 1,864 shares to Phantom Stock Accounts for six current non-employee directors under the Directors' Deferred Compensation Plan.

    Directors' Retirement Plan. All non-employee directors of the Corporation with five or more years of service on the Board of Directors of the Corporation or of any of its subsidiaries, or a combination of both, are eligible to participate in the Corporation's Directors' Retirement Plan. Under this plan, following retirement or other cessation of service as a director, a participant will receive a retirement benefit equal to the amount of the annual cash retainer in effect at the time of the participant's last day of service on the Board multiplied by the number of full years, up to a maximum of ten, that the participant served as a non-employee director of the Corporation. The retirement benefit is payable in annual installments equal in number to the greater of the number of full years that the participant served as a non-employee director of the Corporation or such other number as the participants elect, up to a maximum of ten years in either case. Benefits may be deferred by a participant and, if deferred, will bear interest monthly until payment begins at a rate per annum equal to the interest equivalent of the secondary market yield for three-month U.S. Treasury bills for the preceding month. Benefits under the plan are subject to forfeiture if, following retirement, a participant serves as a management official of another depository organization. The non-employee director participants in the plan, and the number of years of service credited as of January 1, 1997 to each participant's account for purposes of determining the retirement benefit payable were: Messrs. Christensen, Harper, Hodder, McCormick, and Dr. King, 10 years; and Messrs. Grieve and Levitt, 9 years.

  Consulting Agreements with Certain Directors. During 1996, the Corporation and one of its national bank subsidiaries had consulting agreements, as described in more detail below, with, respectively, Gerald J. Ford, who will retire as a director at the 1997 annual meeting, and Cynthia H. Milligan, who is a nominee for re-election as a director at the annual meeting.

  Gerald J. Ford. The Corporation has a consulting agreement with Mr. Ford for a period of four years ending January 14, 1998. Mr. Ford's responsibilities as a consultant include, among others, participation in developing appropriate business strategies for the Corporation and its bank affiliates in Texas and New Mexico, identification of acquisition candidates in those states, and assistance to the Corporation in marketing and other business related activities. Mr. Ford's consulting agreement requires him to devote such energy and skill in performing his consulting responsibilities to diligently further the business and interests of the Corporation and its subsidiaries, but does not prohibit him from serving as a director, officer, employee, or consultant to any other company, including any other financial institution, provided such service does not materially affect the performance of his consulting duties for the Corporation. The Corporation may terminate this consulting agreement prior to the expiration of its term, by reason of Mr. Ford's physical or mental disability, his willful failure to materially perform his consulting duties, or his death. Mr. Ford may also terminate this agreement on 60 days prior notice to the Corporation.

  In exchange for his consulting services, Mr. Ford receives an annual consulting fee of $300,000, payable in equal quarterly installments, plus reimbursement of all reasonable travel and out-of-pocket expenses in accordance with the Corporation's existing policies for reimbursement of such expenses for its senior executive officers. During 1996, Mr. Ford was paid $300,000 in consulting fees.

  Cynthia H. Milligan. Cynthia H. Milligan, who is a nominee for re-election as a director at the annual meeting, has a consulting agreement with Norwest Bank Nebraska, National Association, a national bank subsidiary of the Corporation. Ms. Milligan is the president and sole owner of Cynthia Milligan & Associates, a financial institutions consulting firm based in Lincoln, Nebraska. Cynthia Milligan & Associates performs such consulting services as may be requested by Norwest Bank Nebraska, N.A. During 1996, Cynthia Milligan & Associates was paid approximately $2,100 for consulting services rendered to Norwest Bank Nebraska, N.A.

 BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF EQUITY SECURITIES
                              OF THE CORPORATION

  The table below provides information with respect to shares of common stock beneficially owned and common stock share equivalents of the Corporation held as of February 28, 1997, by the current directors, the executive officers named in the Summary Compensation Table on page 22 of this Proxy Statement, and all directors and executive officers of the Corporation as a group.

                                  AMOUNT AND NATURE OF OWNERSHIP (1)
                             ----------------------------------------------
                                SHARES OF      COMMON STOCK SHARE
NAME                         COMMON STOCK (2)  EQUIVALENTS (3)(4)   TOTAL
----                         ----------------  ------------------ ---------
Leslie S. Biller...........       557,601(5)         85,340         642,941
J.A. Blanchard III.........         1,181                86           1,267
James R. Campbell..........       592,472            16,023(6)      608,495
David A. Christensen.......         9,699            25,662          35,361
Gerald J. Ford.............     2,273,109             2,686       2,275,795
Pierson M. Grieve..........        22,746            21,809          44,555
Charles M. Harper..........         4,606            13,943          18,549
William A. Hodder..........         9,899            23,291          33,190
Lloyd P. Johnson...........     1,383,023(7)            --        1,383,023
Reatha Clark King..........         8,013               --            8,013
Richard M. Kovacevich......     1,170,658(8)         43,110       1,213,768
Richard S. Levitt..........        40,515            16,055          56,570
Richard D. McCormick.......         5,733             4,456          10,189
Cynthia H. Milligan........         1,528             1,665           3,193
Benjamin F. Montoya........           100             1,001           1,101
Kenneth R. Murray..........       561,519(9)         58,316         619,835
Ian M. Rolland.............         6,237             3,538           9,775
Daniel A. Saklad...........       503,851(10)        15,303         519,154
Michael W. Wright..........         3,248             8,852          12,100
All directors and executive
 officers as a group
 (31 individuals)..........                                                (11)

---------------------

 (1) Each individual owns less than 1%, and all directors and executive
     officers as a group own   % of the outstanding shares of common stock of
     the Corporation. Except as may otherwise be indicated in the footnotes below, each director and executive officer has sole voting power with respect to all shares of common stock shown in the above table.

 (2) Amounts shown include shares of common stock allocated to the accounts of executive officers (including a director who was a former executive officer) and the accounts of all directors and executive officers as a group who participate in the Corporation's Savings Investment Plan. Under the plan, a participant has the power to direct the voting of the shares held in trust based on the ratio of the value of such participant's accounts in such funds to the total value of such funds on a valuation date not more than 90 days preceding the record date for the applicable stockholders' meeting. Shares held in trust on the applicable record date will be voted by the trustee of the trust pro rata based on the instructions of all participants who give instructions.

 (3) Amounts shown include common stock share equivalents credited as of December 31, 1996 to the accounts of executive officers (including a director who was a former executive officer) and the accounts of all directors and executive officers as a group under the Corporation's Supplemental Savings Investment Plan, Executive Incentive Compensation Plan, Employees' Stock Deferral Plan, Employees' Deferred Compensation Plan, Executive Deferred Compensation Plan for Mortgage Banking Executives, Norwest Mortgage Banking Incentive Compensation and Deferral Plan, and Performance Deferral Award Plan. The Corporation has deposited shares in trust to be used to satisfy in part its obligations under all of the foregoing plans.

 (4) Amounts shown include common stock share equivalents credited in the form of shares as of February 28, 1997 to Deferred Stock Accounts for non-employee directors under the Directors' Stock Deferral Plan and the Directors' Formula Stock Award Plan, and the Phantom Stock Accounts for non-employee directors under the Deferred Compensation Plan for Non-Employee Directors.

 (5) Mr. Biller is a director and one of the executive officers listed in the Summary Compensation Table on page 22 of this Proxy Statement. In addition to the shares allocated to Mr. Biller's account under the plan described in footnote (2) above, the amount shown includes 67,341 shares held by Mr. Biller's spouse, 353,925 shares which Mr. Biller has the right to acquire through the exercise of stock options currently or within 60 days after February 28, 1997, 14,500 shares of restricted stock, and 5,402 shares subject to restrictions on transfer of ownership.

 (6) Mr. Campbell is one of the executive officers listed in the Summary Compensation Table on page 22 of this Proxy Statement. In addition to the shares allocated to Mr. Campbell's account under the plan described in footnote (2) above, the amount shown includes 46,570 shares held by Mr. Campbell's spouse, 4,820 shares held in trusts for Mr. Campbell's daughter and son, 1,347 shares held by Mr. Campbell's son, 66,000 shares held in a trust of which Mr. Campbell is a beneficiary, 364,573 shares which Mr. Campbell has the right to acquire through the exercise of stock options currently or within 60 days after February 28, 1997, 12,500 shares of restricted stock, and 5,402 shares subject to restrictions on transfer of ownership.

 (7) The amount shown includes 336,575 shares held in a trust of which Mr. Johnson is a beneficiary, 793,318 shares which Mr. Johnson has the right to acquire through the exercise of stock options currently or within 60 days after February 28, 1997, and 252,626 shares held in a revocable trust for which Mr. Johnson is settlor and trustee.

 (8) Mr. Kovacevich is one of the executive officers listed in the Summary Compensation Table on page 22 of this Proxy Statement. In addition to the shares allocated to Mr. Kovacevich's account under the plan described in footnote (2) above, the amount shown includes 5,247 shares held by Mr. Kovacevich's spouse, 6,217 shares held by Mr. Kovacevich's spouse as custodian for his minor daughter under the UGMA, 12,423 shares held in revocable trusts for Mr. Kovacevich's daughter and son for which Mr. Kovacevich is co-trustee, 5,283 shares held in a trust of which Mr. Kovacevich is a beneficiary, 600,762 shares which Mr. Kovacevich has the right to acquire through the exercise of stock options currently or within 60 days after February 28, 1997, 52,990 shares of restricted stock, and 8,897 shares subject to restrictions on transfer of ownership.

 (9) Mr. Murray is one of the executive officers listed in the Summary Compensation Table on page 22 of this Proxy Statement. In addition to the shares allocated to Mr. Murray's account under the plan described in footnote (2) above, the amount shown includes 370 shares held by Mr. Murray's spouse, 162 shares held in an IRA by Mr. Murray's brother over which Mr. Murray has power of attorney and in which he has an indirect beneficial interest, 28,077 shares held in a trust of which Mr. Murray is a beneficiary, 296,441 shares which Mr. Murray has the right to acquire through the exercise of stock options currently or within 60 days after February 28, 1997, 14,500 shares of restricted stock, and 5,402 shares subject to restrictions on transfer of ownership.

(10) Mr. Saklad is one of the executive officers listed in the Summary Compensation Table on page 22 of this Proxy Statement. In addition to the shares allocated to Mr. Saklad's account under the plan described in footnote (2) above, the amount shown includes 48,440 shares held in a trust of which Mr. Saklad is a beneficiary, 295,190 shares which Mr. Saklad has the right to acquire through the exercise of stock options currently or within 60 days after February 28, 1997, 14,500 shares of restricted stock, 5,402 shares subject to restrictions on transfer of ownership, and 128,810 shares held in a revocable trust for which Mr. Saklad is settlor and trustee.

(11) In addition to the shares of common stock and common stock share equivalents held in the aggregate by the directors and executive officers named in the above table, the amount shown in the table under the heading "Shares of Common Stock" includes 422,636 shares of common stock held by 12 executive officers (including spouses and children of executive officers); 63,410 shares of restricted stock held by six executive officers; 1,290,627 shares subject to stock options exercisable within 60 days after February 28, 1997 held by 12 executive officers; and 112,800 shares allocable as of December 31, 1996 to the accounts of 12 executive officers under the Savings Investment Plan; and the amount shown in the table under the heading "Common Stock Share Equivalents" includes 48,507 share equivalents credited as of December 31, 1996 to the accounts of 12 executive officers under the Supplemental Savings Investment Plan; 4,320 share equivalents credited as of December 31, 1996 to the account of one executive officer under the Executive Incentive Compensation Plan; 10,261 share equivalents credited as of December 31, 1996 to the accounts of two executive officers under the Employees' Deferred Compensation Plan; 4,067 share equivalents credited as of December 31, 1996 to the account of one executive officer under the Elective Deferred Compensation Plan for Mortgage Banking Executives; 14,746 share equivalents credited as of December 31, 1996 to the account of one executive officer under the Norwest Mortgage Banking Incentive Compensation and Deferral Plan; and 8,884 share equivalents credited as of December 31, 1996 to the account of one executive officer under the Performance Deferral Award Plan.

                               EXECUTIVE OFFICERS

  Information regarding the current executive officers of the Corporation, including their names, ages, positions with the Corporation, and a brief description of their business experience during the past five years, is presented below. Executive officers are elected annually by the Board of Directors.

  Richard M. Kovacevich, 53, Chairman and Chief Executive Officer, and a director. Mr. Kovacevich has been associated with Norwest for the past 11 years. Additional information regarding Mr. Kovacevich is set forth on page .

  Leslie S. Biller, 49, President and Chief Operating Officer, and a director. Mr. Biller served as Executive Vice President (South Central Community Banking) from July 1990 until January 31, 1997, when he assumed his current position. He has been associated with Norwest for the past nine years.

  James R. Campbell, 54, Executive Vice President (Commercial Banking Services, Specialized Lending and Nebraska). Mr. Campbell served as Executive Vice President (Corporate Banking) until February 23, 1993, when he became Executive Vice President (Twin Cities Banking). On January 23, 1996, he assumed his present position. He also serves as Chairman of Norwest Bank Minnesota, N.A. Mr. Campbell has been associated with Norwest for the past 32 years.

  C. Webb Edwards, 49, Executive Vice President and Chief Technology Officer. Mr. Edwards served as Executive Vice President and General Manager of Information Services for First Interstate Bancorp, a bank holding company with its principal offices in Los Angeles, California, from January 1990 until May 2, 1995, when he assumed his present position.

  Thomas E. Emerson, 46, Executive Vice President, Chief Auditor, and Chief Examiner. Mr. Emerson served as Vice President and Audit Director of Norwest Audit Services, Inc. until April 26, 1994, when he was elected Senior Vice President, Chief Auditor, and Chief Examiner. On January 23, 1996, he assumed his present position. Mr. Emerson has been associated with Norwest for the past ten years.

  John E. Ganoe, 52, Executive Vice President (Corporate Development). Mr. Ganoe served as Senior Vice President (Strategic Planning and Acquisitions) until January 23, 1996, when he assumed his present position. He has been associated with Norwest for the past 14 years.

  Michael A. Graf, 58, Senior Vice President and Controller. Mr. Graf has held his present position since February 1988. He has been associated with Norwest for the past nine years.

  Cynthia J. Gray, 50, Senior Vice President (Marketing). Ms. Gray served as
Vice President (Marketing) from February 24, 1992 until       , 1995, when she
assumed her present position. Ms. Gray was named an executive officer of the Corporation on February 24, 1997. She has been associated with the Corporation for the past five years.

  Stephen W. Hansen, 55, Executive Vice President (Human Resources). Mr. Hansen served as Senior Vice President (Human Resources) until January 23, 1996, when he assumed his present position. He has been associated with Norwest for the past nine years.

  Laurel A. Holschuh, 46, Senior Vice President, Assistant General Counsel, and Secretary. Ms. Holschuh served as Vice President, Assistant General Counsel, and Secretary until April 27, 1993, when she assumed her present position. Ms. Holschuh has been associated with Norwest for the past 17 years.

  Scott A. Kisting, 50, Executive Vice President (Minnesota Community Banking). Mr. Kisting served as Executive Vice President, Norwest Bank Minnesota, N.A., from January 1990 until October 1993, when he became Twin Cities Banking Regional President. On December 11, 1995, he was elected President and Chief Executive Officer of Norwest Bank Minnesota, and on January 23, 1996, he also assumed his present position. Mr. Kisting has been associated with Norwest for the past seven years.

  Kenneth R. Murray, 58, Executive Vice President (Southwestern Community Banking). Mr. Murray has held his present position since July 1990. He has been associated with Norwest for the past 14 years.

  Mark C. Oman, , Executive Vice President (Mortgage Services and Iowa Community Banking). Mr. Oman served as President and Chief Executive Officer
of Norwest Mortgage, Inc. from     , 1990 until February 11, 1997, when he
assumed his present position. Mr. Oman also serves as Chairman of Norwest Mortgage. He has been associated with Norwest for the past 18 years.

  William H. Queenan, 58, Executive Vice President and Chief Credit Officer. Mr. Queenan has held his present position since May 1987. He has been associated with Norwest for the past 24 years.

  Daniel A. Saklad, 54, Executive Vice President (North Central Community Banking). Mr. Saklad has held his present position since September 1989. He has been associated with Norwest for the past nine years.

  Stanley S. Stroup, 53, Executive Vice President and General Counsel. Mr. Stroup served as Senior Vice President and General Counsel until February 23, 1993, when he assumed his present position. Mr. Stroup has been associated with Norwest for the past 13 years.

  John T. Thornton, 59, Executive Vice President and Chief Financial Officer. Mr. Thornton has held his present position since October 1987. Mr. Thornton has been associated with Norwest for the past 13 years.

  Charles D. White, 52, Senior Vice President and Treasurer. Mr. White served as Senior Vice President of Norwest Bank Minnesota, N.A., and Banking Group Treasurer until July 27, 1993, when he assumed his present position. Mr. White has been associated with Norwest for the past 15 years.

                            EXECUTIVE COMPENSATION

REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

  The Human Resources Committee of the Board of Directors (the "Committee") determines annually the compensation (including awards under compensation plans) to be paid to the Corporation's Chief Executive Officer and other executive officers, including the executive officers named in the Summary Compensation Table. This Report discusses the objectives and procedures used by the Committee to establish 1996 compensation for the Chief Executive Officer and the four other executive officers named in the Summary Compensation Table.

OBJECTIVES

  The Committee's executive officer compensation policies are structured to enable the Corporation to compete favorably with the largest banking institutions and other large corporations in the United States in attracting and retaining highly-qualified individuals as executive officers and to pay executive officers based on their contributions to the Corporation's performance. In 1994, the Committee adopted its "Performance-Based Compensation Policy for Covered Executive Officers" (the "Performance-Based Compensation Policy" or the "Policy") in response to the enactment of Section 162(m) of the Internal Revenue Code. This legislation and related regulations limit the ability of a publicly-held corporation to deduct annual compensation in excess of $1,000,000 paid to certain highly-compensated executive officers, unless such compensation is contingent on the attainment of pre-established performance goals based on business criteria and a maximum compensation amount that have been approved by stockholders. The Performance-Based Compensation Policy, which sets forth such business criteria and maximum compensation, was approved by stockholders at the 1994 annual meeting.

  Pursuant to the Policy, the 1996 annual incentive compensation for the executive officers named in the Summary Compensation Table set forth in the Proxy Statement, including the Chief Executive Officer, was based on each such executive officer's attainment of one or more pre-established performance goals, subject to the maximum compensation amount in the Policy. The terms of the Policy, and the procedures used by the Committee to make incentive compensation awards thereunder, are discussed in greater detail in this Report under the heading "Executive Officer Compensation--Annual Compensation."

EXECUTIVE OFFICER COMPENSATION

  Compensation for the executive officers named in the Summary Compensation Table consists primarily of annual compensation (comprised of base salary and an incentive compensation award under the Policy) and long-term compensation. As described more fully below, base salary ranges for executive officers are developed using available competitive compensation data for the immediately preceding fiscal year from a comparison group of banking organizations. Annual incentive compensation (payable in cash or in the form of stock, including restricted stock) is determined for the executive officers named in the Summary Compensation Table pursuant to the Performance-Based Compensation Policy. Long-term compensation for such officers, awarded in the form of stock options under the Corporation's Long-Term Incentive Compensation Plan (the "LTICP"), is determined by the Committee. Although the following discussion applies generally to the Committee's determination of the 1996 annual salary and incentive compensation and long-term compensation for Mr. Kovacevich as Chief Executive Officer of the Corporation, a more complete description of Mr. Kovacevich's 1996 compensation based on the Corporation's 1996 performance is set forth below under the heading "Chief Executive Officer."

  Annual Compensation. For purposes of establishing base salaries and determining final annual incentive compensation awards pursuant to the Performance-Based Compensation Policy, the Committee considered available competitive compensation data from a comparison group (the "Comparison Group") selected from banking organizations included in the "Peer Group Index" for purposes of the performance graph set forth in the Proxy Statement for the 1996 annual meeting of stockholders./1/
---------------------

/1/ The Comparison Group, for purposes of 1996 compensation, consisted of the following 30 banking organizations: BancOne Corporation, BankAmerica Corporation, Bank of Boston Corporation, Bank of New York, Barnett Banks, Inc., Chase Manhattan Corporation, Citicorp, Comerica, Inc., CoreStates Financial Corporation, First Bank System, Inc., First Chicago-NBD Corporation, First of America, First Union Corporation, Fleet Financial Group, Inc., Huntington Bancshares, KeyCorp, Mellon Bank Corporation, National City Corporation, NationsBank, Norwest Corporation, Northern Trust Corporation, PNC Bank Corporation, Republic New York Corporation, State Street Boston Corporation, Southern National Corporation, SouthTrust Corporation, SunTrust Banks, Inc., U.S. Bancorp, Wachovia Corporation, and Wells Fargo & Co. The "Peer Group Index," for purposes of the performance graph included in the Corporation's annual proxy statement, is defined as the "35 largest banking organizations (ranked based on their total assets as of December 31 of the immediately preceding fiscal year) included in the Salomon 50-Bank Index published by Salomon Brothers in the first February issue of "Bank Stock Weekly" of the year in which the annual meeting will be held. (See page for a listing of the banking organizations constituting the 1997 Peer Group Index for purposes of the performance graph.) Although most of the banks in the Comparison Group are also included in the 1997 Peer Group Index, the two groups are not identical. The differences reflect, in part, changes in the composition of the Peer Group Index due to mergers occurring or announced in 1996, including the pending merger of Boatmen's Bancshares with NationsBank, and the fact that 1996 salary and long-term compensation decisions are made before the 1997 Peer Group Index can be determined. They also reflect the Committee's decision in 1994 to eliminate J.P. Morgan & Co. and Bankers Trust Corporation of New York from the Comparison Group for 1994 and future incentive compensation purposes, because the business mix of such banks is not, in the Committee's judgment, comparable to the businesses of the Corporation.

  Individual base salaries for executive officers other than Mr. Kovacevich are recommended by the Corporation's Chief Executive Officer and approved by the Committee. Mr. Kovacevich's base salary is determined by the Committee. Salaries are reviewed annually and adjusted periodically, typically at intervals of 12 months or more. Adjustments are based on the relationship of the executive officer's current salary to the base salary range for the position and a subjective evaluation of overall performance. Base salaries paid in 1996 to executive officers named in the Summary Compensation Table were near the median of estimated base salaries paid by the Comparison Group banks.

  Annual incentive compensation (payable in cash or in the form of stock, including restricted stock) for a "Covered Executive Officer" is governed by the Performance-Based Compensation Policy. The Policy defines a "Covered Executive Officer" of the Corporation as an individual who, on the last day of a taxable year, is the Chief Executive Officer of the Corporation or is acting in such capacity or is among the four highest compensated executive officers (other than the Chief Executive Officer) of the Corporation determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934. Each of the persons named in the Summary Compensation Table set forth in the Proxy Statement is a Covered Executive Officer under the Performance-Based Compensation Policy.

  Under the Performance-Based Compensation Policy, payment of an incentive compensation award to a Covered Executive Officer is contingent upon the attainment of one or more performance goals (which may be stated as alternative goals) established in writing by the Committee for a Covered Executive Officer at the beginning of each "Performance Period." The Committee retains the discretion under the Policy to reduce the incentive compensation award payable to a Covered Executive Officer from the maximum award permitted by the Policy, notwithstanding the attainment of any performance goal. In the exercise of this discretion, the Committee reviews available competitive market data from the prior fiscal year and reasonable estimates with respect to incentive compensation to be paid by the Comparison Group banks to their executive officers for the most recently completed fiscal year. With respect to the Chief Executive Officer, the Committee also considers the quality of the Corporation's earnings based on certain factors, as discussed below under the heading "Chief Executive Officer." For Covered Executive Officers other than the Chief Executive Officer, the Committee also reviews the Chief Executive Officer's recommendations.

  For the Performance Period commencing January 1 and ending December 31, 1996, the Committee established alternative performance goals for each Covered Executive Officer, including Mr. Kovacevich as Chief Executive Officer, based on the Corporation's "Earnings Per Share" and "Return on Common Equity," as those business criteria are defined in the Performance-Based Compensation Policy. In addition, for each Covered Executive Officer other than Mr. Kovacevich, the Committee established an additional alternative performance goal based on the "Business Unit Net Earnings" (as defined in the Performance-Based Compensation Policy) of the business unit managed by each such Covered Executive Officer.

  As provided in the Performance-Based Compensation Policy, the maximum amount of an incentive compensation award payable for any Performance Period to any Covered Executive Officer who has attained one or more of his or her pre-established performance goals may not exceed four-tenths of one percent (.4%)
of the Corporation's Net Income/2/ for the Performance Period. Based on the Corporation's 1996 Net Income of $1.165 billion, the maximum incentive compensation award patable under the Policy would have been $4,662,800 (.4% of $1.165 billion).
---------------------
/2/For purposes of the Policy, the term "Net Income" means the Corporation's net income as reported in the Corporation's consolidated financial statements for the applicable Performance Period, adjusted to eliminate the effect of (1) restatements of prior periods' financial results relating to an acquisition accounted for as a pooling of interests; (2) losses resulting from discontinued operations; (3) extraordinary gains or losses; (4) the cumulative effect of changes in generally accepted accounting principles; and
   (5) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Corporation's financial statements. for the Performance Period. Based on the Corporation's 1996 Net Income of $1.165 billion, the maximum incentive compensation award payable under the Policy would have been $4,662,800 (.4% of $1.165 billion).

  For the 1996 Performance Period, each Covered Executive Officer, including Mr. Kovacevich, met their respective performance goals. Based on the Committee's certification that each Covered Executive Officer had met such performance goals established by the Committee, its review of projected 1996 executive officer incentive compensation data from the Comparison Group and recommendations of the Chief Executive Officer, the Committee awarded to the executive officers named in the Summary Compensation Table, an incentive award under the Performance-Based Compensation Policy consisting of (i) cash in the amount shown for 1996 in column (d); and (ii) for Mr. Kovacevich and Mr. Biller, shares of restricted stock having the market value shown for 1996 in column (f) of the Summary Compensation Table. No Covered Executive Officer, including the Chief Executive Officer, received the maximum incentive compensation award under the Policy.

  Long-Term Compensation. Long-term compensation is provided in the form of stock options granted under the LTICP and is intended to increase management ownership of stock and to provide an incentive to executive officers to improve long-term corporate performance. Stock options granted by the Committee to Covered Executive Officers under the LTICP are considered performance-based compensation under Section 162(m) of the Code, and thus are not subject to the Policy. Each executive officer is assigned stock ownership goals expected to be achieved by specified dates. The primary means for executive officers to achieve these goals is through the exercise of stock options and the retention of a substantial portion of the stock acquired. Once the basic ownership level is achieved, the goal continues to increase each time an executive officer exercises a stock option or a restricted stock grant vests. All executive officers named in the Summary Compensation Table have exceeded their ownership goals.

  In determining original option grants, the Committee considers the number of shares of common stock owned by the executive officer relative to the executive officer's ownership goal, and the stock option grant practices of the Comparison Group at the time of grant. It is the Committee's practice to make original grants of stock options on an aggregate basis every three years, with the most recent original stock option grants occurring in 1994. If the executive officer does not meet his or her stock ownership goal, the number of stock options granted by the Committee to such executive officer in the future will be less than competitive practice. The Committee encourages executive officers to achieve their stock ownership goals by including in original option grants the right to acquire an Accelerated Ownership Non-Qualified Stock Option (an "AO"). Upon exercise of the original option using shares of previously owned common stock, the optionee is granted an AO to purchase the same number of whole shares of stock, at their fair market value on the date of the AO grant, as were used to pay the purchase price of the shares acquired upon exercise of the original option and related taxes. AO grants are exercisable at any time over the remaining term applicable to the original option. Such grants allow the exercise of the original option early in its term while preserving the executive officer's opportunity for future appreciation in the shares exchanged to exercise the original option. The Committee believes that the AO feature in original option grants encourages executive officers to acquire and retain the Corporation's stock. Of the executive officers named in the Summary Compensation Table, Richard M. Kovacevich, Leslie S. Biller, and Daniel A. Saklad each received an AO grant in 1996 as the result of their exercise of original stock options granted prior to 1996 that had the AO feature.

  Other Compensation. Executive officers also receive various perquisites and supplemental retirement benefits of a type and value comparable to those made available to executive officers of Comparison Group banking organizations, as well as retirement and medical benefits generally available to the Corporation's employees.

  Chief Executive Officer. Mr. Kovacevich's 1996 salary as shown in the Summary Compensation Table was determined by the Committee in accordance with the salary procedures described above for Covered Executive Officers. With respect to Mr. Kovacevich's incentive award under the Performance-Based Compensation Policy, the Committee certified that Mr. Kovacevich had exceeded his performance goals based on the Corporation's 1996 Earnings Per Share and Return on Common Equity, and thus was eligible to receive the maximum amount for an incentive compensation award under the Policy, subject to reduction of the amount of such award in the Committee's discretion. In connection with the exercise of this discretion, the Committee evaluated the quality of the Corporation's earnings based on its review of the following factors: earnings growth, return on common equity, return on total assets, common equity as a percentage of total assets, non-performing assets and loan loss reserves, respectively, as a percentage of total assets, the 12-month, 5-year, and 10-year rates of return to stockholders (including stock price appreciation and dividends), the ratio of the Corporation's common stock market price to its book value, and the ratio of the Corporation's total non-interest expense to its total revenue. In evaluating the Corporation's overall performance for purposes of determining Mr. Kovacevich's incentive award under the Performance-Based Compensation Policy, subject to the maximum amount set forth in the Policy, the Committee also compared the Corporation's performance to that of banking organizations included in the Comparison Group using these same factors. The Committee noted, in particular, the premier performance of the Corporation for 1996 in the categories of return on common equity, return on total assets, and 10-year rate of return to stockholders, pointing to the fact that the Corporation placed in the top quartile of the Comparison Group in all of these categories. Mr. Kovacevich's 1996 incentive award was finally determined in the exercise of the Committee's discretion in light of its subjective evaluation of the Corporation's overall performance and the quality of its earnings based on its assessment of the factors set forth above compared to the performance of the Comparison Group and the aggregate compensation paid by Comparison Group banks to their chief executive officers. In determining Mr. Kovacevich's 1996 award.

  Based on Mr. Kovacevich's achievement of his performance goals, and the Committee's exercise of its discretion under the Performance-Based Compensation Policy, the Committee awarded incentive compensation for 1996 to Mr. Kovacevich under the Policy of $3,014,000, of which $2,200,000 was payable in cash, and $814,000 was paid in the form of 16,000 shares of restricted stock (valued based on a closing market price of $50.875 on February 24, 1997, the date of the award). That portion of the incentive compensation award under the Policy paid to Mr. Kovacevich in the form of shares of restricted stock is subject to certain vesting requirements and may be forfeited, except in the case of death, disability, retirement, or change of control of the Corporation, unless Mr. Kovacevich is continuously employed by the Corporation or an affiliate until the restrictions lapse. Prior to the lapse of the restrictions, Mr. Kovacevich is entitled to vote and receive dividends on the restricted shares but may not sell or otherwise transfer the shares. The restrictions on the restricted stock grant included in Mr. Kovacevich's 1996 incentive compensation award lapse in 2000 as to 30% of the shares, in 2001 as to an additional 30% of the shares, and in 2002 with respect to the remainder of the shares. That portion of Mr. Kovacevich's incentive compensation award under the Performance-Based Compensation Policy made in the form of restricted shares is governed by the provisions (other than the provisions with respect to the computation of the award) of the LTICP.


                                       Members of the Committee:

                                       Pierson M. Grieve, Chair
                                       Charles M. Harper
                                       William A. Hodder
                                       Richard D. McCormick
                                       Ian M. Rolland
                                       Michael W. Wright

                         COMPARATIVE STOCK PERFORMANCE

  The Performance Graph set forth below compares the cumulative total stockholder return on the Corporation's ("Norwest") common stock for the last five fiscal years with the cumulative total return on the S&P 500 Index and a peer group stock performance index defined as follows: the 35 largest banking organizations (ranked based on their total assets as of December 31 of the immediately preceding fiscal year) included in the Salomon 50-Bank Index published by Salomon Brothers in the first February issue of "Bank Stock Weekly" of the year in which the annual meeting will be held (the "Peer Group Index"). The cumulative total stockholder return computations set forth in the Performance Graph assume the investment of $100 in Norwest common stock, the S&P 500 Index and the Peer Group Index on December 31, 1990, and reinvestment of all dividends.

  The 35 banking organizations (ranked based on total assets as of December 31, 1996) that constitute the Peer Group Index are as follows: Chase Manhattan Corporation, Citicorp, BankAmerica Corporation, J.P. Morgan & Co., NationsBank, First Union Corporation, Bankers Trust Corporation of New York, Wells Fargo & Co., First Chicago NBD Corporation, BancOne Corporation, Fleet Financial Group, Inc., Norwest Corporation, PNC Financial Corporation, Key Corp, Bank of Boston Corporation, Bank of New York Co., SunTrust Banks, Inc., Republic New York Corporation, National City Corporation, Wachovia Corporation, CoreStates Financial Corporation, Mellon Bank Corporation, Barnett Banks, Inc., First Bank System, Inc., Comerica, Inc., U.S. Bancorp, State Street Boston Corporation, SouthTrust Corporation, Crestar Financial Corporation, Summit Bancorp, First of America, Northern Trust Corporation, Southern National Corporation, Huntington Bancshares, and Fifth Third Bancorp.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                           [LINE GRAPH APPEARS HERE]

------------------------------------------------------
              1991   1992   1993   1994   1995   1996
------------------------------------------------------
 NORWEST     $100.0 $121.5 $141.0 $139.2 $202.8 $274.8
------------------------------------------------------
 S&P 500     $100.0 $107.6 $118.4 $120.0 $165.0 $202.7
------------------------------------------------------
 PEER GROUP  $100.0 $130.0 $139.4 $132.1 $205.9 $290.8

------------------------------------------------------

COMPENSATION

  The following table sets forth the cash and non-cash compensation earned or awarded for the last three years to the Chief Executive Officer of the Corporation and the four other most highly compensated executive officers of the Corporation.

                          SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                     ANNUAL COMPENSATION                         AWARDS
                       ------------------------------------------------ -------------------------
 NAME AND PRINCIPAL                                    OTHER ANNUAL     RESTRICTED STOCK OPTIONS/      ALL OTHER
      POSITION         YEAR SALARY ($) BONUS ($)(1) COMPENSATION ($)(2) AWARD(S) ($)(3)  SARS (#) COMPENSATION ($)(5)
 ------------------    ---- ---------- ------------ ------------------- ---------------- -------- -------------------
         (A)           (B)     (C)         (D)              (E)               (F)          (G)            (I)
Richard M. Kovacevich  1996  $900,000   $2,200,000        $39,290           $814,000(4)  294,353       $185,220
 President and Chief   1995   820,000    2,187,000         26,341            763,875           0        178,500
 Executive Officer     1994   745,000    2,155,000         19,226            507,275(4)  633,610        120,540
Leslie S. Biller       1996   465,000    1,046,250         31,293            508,750     114,991         90,675
 Executive Vice        1995   455,000    1,046,250         24,982                  0           0         81,600
 President             1994   450,000      905,000         14,104                  0     245,756         67,740
Kenneth R. Murray      1996   451,667    1,035,000         26,677                  0           0         86,500
 Executive Vice        1995   440,000      990,000         19,934                  0           0         79,560
 President             1994   433,750      886,000         14,587                  0     273,108         64,485
Daniel A. Saklad       1996   431,667    1,001,250         34,258                  0     113,631         83,275
 Executive Vice        1995   425,000      956,250         27,416                  0           0         76,950
 President             1994   415,000      857,500         11,153                  0     246,861         62,040
James R. Campbell      1996   390,000      877,500         26,545                  0           0         67,134
 Executive Vice        1995   370,000      728,900         19,975                  0      67,338         67,380
 President             1994   363,750      753,000         19,034                  0     200,000         53,085

---------------------

(1) The amounts shown for 1996 in column (d) represent that portion of the 1996 incentive compensation awards paid in cash to the named executive officers pursuant to the Corporation's "Performance-Based Compensation Policy for Covered Executive Officers" discussed above under the heading "Report of the Human Resources Committee on Executive Compensation."

(2) The amounts shown in column (e) represent amounts reimbursed to the named executive officers in the years 1994-1996 for the payment of taxes incurred in connection with perquisites. The named executive officers also received compensation in the form of certain perquisites and personal benefits in the years 1994-1996, the aggregate amount of which did not exceed $50,000 in any such year for any named executive officer.

(3) Restricted stock awards shown in column (f) are valued as of the dates of their respective grants, based on the closing market prices of the Corporation's common stock on such dates. The shares of restricted stock held by each of the persons named and the market value of such shares, based on the number of shares held as of December 31, 1996 and a closing market price for the Corporation's common stock as of that date of $43.50 per share, were as follows: Richard M. Kovacevich, 44,700 shares, $1,944,450 Leslie S. Biller, 14,500 shares, $630,750; Kenneth R. Murray, 14,500 shares, $630,750; Daniel A. Saklad, 14,500 shares, $630,750; James
    R. Campbell, 12,500 shares, $543,750. Dividends are paid on shares of restricted stock on the same dates and at the same rate as those paid to all holders of the Corporation's common stock. All of the restricted stock awards vest over a period of five years, commencing in the third year after the date of the original award.

(4) The dollar amount shown as a restricted stock award to each of Richard M. Kovacevich and Leslie S. Biller constitutes that portion of their respective 1996 incentive compensation awards payable in the form of restricted stock pursuant to the policy described in footnote (1) above and represents, respectively, 16,000 shares and 10,000 shares of the Corporation's common stock valued as of February 24, 1997, the date such restricted stock awards were made, based on a closing market price of the Corporation's common stock of $50.875 per share on that date.

(5) The amount shown in column (i) for each named executive officer is the total of the Corporation's contributions to the Corporation's Savings Investment Plan ("SIP"), a 401(k) plan in which all employees are eligible to participate, and contributions to the Corporation's Supplemental Savings Investment Plan, a non-qualified supplemental executive retirement plan ("Supplemental SIP"). For the year ended December 31, 1996, the Corporation's contribution to SIP for each of the named executive officers was $9,000 (the maximum allowable contribution under SIP). The Corporation's contribution to Supplemental SIP for the year ended December 31, 1996, for such persons was as follows: Mr. Kovacevich, $176,220; Mr. Biller, $81,675; Mr. Murray, $77,500; Mr. Saklad, $74,275; and Mr.
    Campbell, $58,134.

OPTION GRANTS AND EXERCISES

  The following tables summarize for 1996 under the Corporation's Long-Term Incentive Compensation Plan option grants to and option exercises by the executive officers named in the Summary Compensation Table above, and the value of the options held by them at December 31, 1996:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS
------------------------------------------------------------------------------
                                                                                POTENTIAL REALIZABLE
                                                                                  VALUE AT ASSUMED
                                                                                    ANNUAL RATES
                                       PERCENT OF TOTAL                            OF STOCK PRICE
                                         OPTIONS/SARS                               APPRECIATION
                          OPTIONS/        GRANTED TO    EXERCISE OR             FOR OPTION TERM (2)
                            SARS          EMPLOYEES     BASE PRICE  EXPIRATION ----------------------
        NAME           GRANTED (#) (1)  IN FISCAL YEAR    ($/SH)       DATE      5% ($)     10% ($)
        ----           --------------- ---------------- ----------- ---------- ---------- -----------
         (A)                 (B)             (C)            (D)        (E)        (F)         (G)
Richard M. Kovacevich      294,353           13.9        $36.8750    07/26/04  $5,156,726 $12,340,025
Leslie S. Biller            58,173            2.7         33.3750    07/26/04     996,062   2,418,313
                            56,818            2.7         35.0625    07/26/04     949,604   2,273,778
Kenneth R. Murray              --             --              --          --          --          --
Daniel A. Saklad            59,021            2.8         32.3750    07/26/04     980,688   2,381,171
                            54,610            2.6         38.3125    07/26/04     988,229   2,362,323
James R. Campbell              --             --              --          --          --          --

---------------------
(1) The options granted in 1996 to the indicated executive officers named above were immediately exercisable "accelerated ownership" options ("AOs") as the result of each such officer's exercise of a stock option in 1996. The general terms of AOs are described above under the heading "Report of the Human Resources Committee on Executive Compensation."
(2) The dollar amounts under columns (f) and (g) are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission (the "Commission"). Based on these 5% and 10% assumed annual rates of appreciation and a per share closing stock price of $43.50 for the Corporation's common stock on December 31, 1996, the potential realizable value to the holders of all issued and outstanding shares on that date (368,702,706 shares), if such shares were held for an assumed
    7.57 year period (a period equal to the remaining term of the option grants shown above), would be approximately $7.2 billion (based on the 5%
    rate) and approximately $17.0 billion (based on the 10% rate). The potential realizable value over the option term of the AOs included in the above table and the potential realizable values to stockholders on an aggregate basis over the assumed holding period are computed using the assumed rates set by the Commission and should not be viewed as, and are not intended to be, a forecast of possible future appreciation, if any, in the Corporation's stock price.

                      AGGREGATED OPTION/SAR EXERCISES IN
                 LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                         NUMBER OF
                                                        UNEXERCISED         VALUE OF UNEXERCISED
                                                        OPTIONS/SARS      IN-THE-MONEY OPTIONS/SARS
                                                   AT FISCAL YEAR END (#)    AT FISCAL YEAR END
                          SHARES                        (IN SHARES)             (IN DOLLARS)
                       ACQUIRED ON  VALUE REALIZED      EXERCISABLE/            EXERCISABLE/
        NAME           EXERCISE (#)      ($)         UNEXERCISABLE (*)          UNEXERCISABLE
        ----           ------------ -------------- ---------------------- -------------------------
         (A)               (B)           (C)                (D)                      (E)
Richard M. Kovacevich    353,333      $4,041,246      600,762/176,667       $6,859,937/$3,191,048
Leslie S. Biller         133,333       1,170,831       353,925/66,667         6,199,430/1,204,173
Kenneth R. Murray        119,816       3,064,558       296,441/66,667         6,564,486/1,204,173
Daniel A. Saklad         133,333       1,320,833       295,190/66,667         4,981,655/1,204,173
James R. Campbell         27,896         736,244       364,573/66,667         7,701,436/1,204,173

---------------------
* Column (d) lists the total options held (stated as shares exercisable and unexercisable) for the named executive officers as of December 31, 1996. As of that date, such executive officers also beneficially held an aggregate of 1,694,245 shares of the Corporation's common stock. As a consequence, executive officers share with all stockholders the risk of future changes in the market value of the Corporation's common stock, which will depend upon, among other factors, the Corporation's future performance and such executive officer's contribution to that performance.

PENSION PLANS

  The Corporation's Pension Plan (the "Pension Plan") is a defined benefit plan qualified under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code ("Code") that covers all employees of the Corporation and participating subsidiaries who have attained age 21 and have worked at least 1,000 hours during a period specified in the Pension Plan. Employees do not contribute to the Pension Plan, and the contributions by the Corporation and its subsidiaries are not allocated to the accounts of the individual participants. Benefits under the Pension Plan are determined on the basis of age, years of service, and compensation. A participant becomes vested upon completing five years of Vesting Service or having attained the age of 65.

  The monthly benefit at regular retirement age is a life annuity equal to 1.1% of final average monthly earnings up to the Integration Level and 1.6% of final average monthly earnings in excess of the Integration Level for each year of credited service. No more than 35 years of credited service is recognized under the Pension Plan. Under the provisions of the Pension Plan, the "Integration Level" for any year is determined by the following formula:
($1,400 x Social Security Wage Base for Current Year) divided by $48,000. Based on this formula, the Integration Level (stated as an amount per month) is $1,907.50 for participants retiring in 1997. For participants retiring in years after 1997, the Integration Level is indexed to increase at the same rate as the Social Security Wage Base.

  A participant's final average earnings is the highest average monthly compensation paid during any 36 consecutive months within the last 120 months of employment. Effective January 1, 1997, "compensation" for purposes of the Pension Plan was amended to mean generally all compensation paid to a participant during the year which is reportable on Form W-2, plus salary reduction amounts made pursuant to Section 401(k) and Section 125 of the Code. Such compensation, however, excludes certain expense reimbursements, contributions to any non-qualified deferred compensation plan maintained by the Corporation, perquisites, severance pay, gross-ups, payments in lieu of vacation, and stock option gains or equity-like gains. The Pension Plan was amended effective January 1, 1997 to provide that incentive compensation amounts will be included in compensation for Pension Plan purposes in the year received rather than the year earned with a three-year transition period.

  Compensation under the Pension Plan for purposes of a plan year is limited by Code Section 401. The Section 401 limit for the 1997 plan year is $160,000. In addition, Section 415 of the Code places certain limitations on the amount of annual pension that can be paid to a participant from a tax-qualified pension plan. The annual limit currently in effect is $125,000, but depending on when a participant retires, the annual benefit may exceed that amount.

  As permitted by ERISA and the Code, the Board of Directors has adopted a Supplemental Pension Plan, pursuant to which amounts that would otherwise be payable under the Pension Plan but for the Internal Revenue Code limitations will be paid to participants by the Corporation as an operating expense. Compensation under the Supplemental Pension Plan for participants is defined as the participant's basic compensation, including salary reduction amounts made pursuant to Section 401(k) and Section 125 of the Code, as well as amounts earned or received pursuant to designated incentive compensation plans of the Corporation whether or not deferred under any non-qualified deferred compensation plan maintained by the Corporation. The Supplemental Pension Plan was amended effective January 1, 1997 to provide that incentive compensation amounts would be included in compensation for plan purposes in the year received, rather than the year earned. A three-year transitional rule applies with respect to the crediting of incentive compensation amounts similar to the transition rule that applies to the Pension Plan. Also effective January 1, 1997, any incentive compensation amount paid after December 31, 1996 may be prorated in the year paid for purposes of determining average monthly compensation under the Supplemental Pension Plan if the participant was not a qualified employee for that entire plan year.

  The following table shows the estimated combined annual average retirement benefits payable under the Pension Plan and the Supplemental Pension Plan for individuals with various combinations of annualized final average compensation and years of credited service, without regard to the limitations imposed by the Internal Revenue Code. The annual amounts shown below, as estimated and when paid, are not subject to offset by the amount of Social Security benefits.

                               YEARS OF SERVICE AT RETIREMENT
FINAL AVERAGE   ------------------------------------------------------------------
COMPENSATION      10        15         20          25          30          35
-------------   -------   -------   ---------   ---------   ---------   ---------
  $ 250,000     $38,856   $58,283   $  77,711   $  97,139   $ 116,567   $ 135,994
    500,000      78,856   118,283     157,711     197,139     236,567     275,994
    750,000     118,856   178,283     237,711     297,139     356,567     415,994
  1,000,000     158,856   238,283     317,711     397,139     476,567     555,994
  1,250,000     198,856   298,283     397,711     497,139     596,567     695,994
  1,500,000     238,856   358,283     477,711     597,139     716,567     835,994
  1,750,000     278,856   418,283     557,711     697,139     836,567     975,994
  2,000,000     318,856   478,283     637,711     797,139     956,567   1,115,994
  2,250,000     358,856   538,283     717,711     897,139   1,076,567   1,255,994
  2,500,000     398,856   598,283     797,711     997,139   1,196,567   1,395,994
  2,750,000     438,856   658,283     877,711   1,097,139   1,316,567   1,535,994
  3,000,000     478,856   718,283     957,711   1,197,139   1,436,567   1,675,994
  3,250,000     518,856   778,283   1,037,711   1,297,139   1,556,567   1,815,994
  3,500,000     558,856   838,283   1,117,711   1,397,139   1,676,567   1,955,994
  3,750,000     598,856   898,283   1,197,711   1,497,139   1,796,567   2,095,994

  For the individual executive officers named in the Summary Compensation Table, the compensation recognized under the Pension Plan and Supplemental Pension Plan for 1996 is the amount shown in the table for the year 1996 as "Salary" (column (c)) and, pursuant to the transition rules described above, as "Bonus" (column (d)). As of December 31, 1996, credited service for such persons was as follows: Mr. Kovacevich, 10 years, 10 months; Mr. Biller, 9 years, 4 months; Mr. Murray, 14 years; Mr. Saklad, 9 years, 5 months; Mr. Campbell, 32 years, 6 months.

  Lloyd P. Johnson, a nominee for re-election as a director of the Corporation, retired as the Chairman of the Board and as an employee of the Corporation in 1995. Under an agreement with the Corporation in effect prior to his retirement, Mr. Johnson is entitled to receive payments on his retirement equal to the difference between the amount he will receive under the Corporation's Pension Plan and the amount he would have been entitled to receive under any pension plan of the Corporation selected by him in effect during the term of his employment. Pursuant to this agreement, Mr. Johnson receives an additional annual retirement benefit of $47,290, payable with his regular annual retirement benefit of $220,552 under the Corporation's Pension Plan and Supplemental Pension Plan.

LONG-TERM DISABILITY PLANS

  The executive officers named in the Summary Compensation Table are eligible to participate in the Corporation's Long-Term Disability Plan, which is available to all employees of the Corporation. This plan covers compensation of up to $500,000 in salary and payments made under incentive compensation plans designated by the Chairman, the President, any Executive Vice President, or any Senior Vice President of the Corporation. The plan provides a monthly benefit to an employee scheduled to work 20 or more hours per week who has elected to participate in the plan and who becomes totally disabled for more than 22 weeks. The monthly benefit equals 65% of the participant's average basic monthly compensation, up to a maximum monthly benefit (based on a maximum annual compensation of $500,000) of $27,083. The Corporation's Supplemental Long-Term Disability Plan extends similar disability coverage for the base salary earned by Richard M. Kovacevich in excess of $500,000. The monthly benefit payable under either plan may be subject to offset for other sources of income.

SEVERANCE AGREEMENTS

  The Corporation has entered into severance agreements with certain executive officers of the Corporation, including the five executive officers named in the Summary Compensation Table. The purpose of these agreements is to encourage the officers to continue to carry out their duties in the event of a possible change of control of the Corporation. Under the terms of these agreements, the officers may become entitled to receive certain payments upon their termination of employment or if their job duties or compensation and benefits are substantially reduced within three years following a change of control of the Corporation. The maximum amount of payments is two times the sum of: (i) the officer's base salary rate, (ii) the value of perquisites provided by the Corporation, and (iii) the officer's highest potential incentive compensation award or, in the case of Mr. Kovacevich, an amount equal to the two-year average of his incentive compensation awards. In addition, the agreements provide for the continuation of certain medical, dental and life insurance benefits for up to two years after termination. If payments received by any such officer as a result of a change of control result in an excise tax liability for such officer, the Corporation also will pay to the officer an additional amount equal to the excise tax plus a gross-up for additional income taxes, interest, and penalties related to the excise tax. If a change of control and termination of employment had occurred on February 28, 1997, giving rise to payments under these severance agreements, the approximate amounts payable to the executive officers named in the Summary Compensation Table would be as follows: Mr. Kovacevich, $6,282,472; Mr. Biller, $3,089,338; Mr. Murray, 3,061,406; Mr. Saklad, $2,968,300; and Mr. Campbell, $2,597,632.

  The Corporation has a plan that provides severance pay to employees who are discharged from employment under certain circumstances. The amount of severance pay is based on years of service, job level, and the severance option selected by the employee. If Mr. Kovacevich had been discharged on January 1, 1997, the maximum amount payable under this policy would have been his base salary for a period of 24 months, plus life and health insurance benefits for 18 months. With respect to the other individuals named in the Summary Compensation Table herein, the maximum amount payable under this policy would have been their base salary plus benefits for the following periods: Mr. Biller, 16 months; Mr. Murray, 18 months; Mr. Saklad, 16 months; and Mr. Campbell, 18 months. In addition, Mr. Kovacevich will be entitled to receive benefits consisting of a minimum payment of 12 months' salary (less the amount of any other severance payments to which he may be entitled under any severance plan of the Corporation then in effect) and a pro rata portion of his incentive compensation, together with certain life and health insurance benefits, if his employment is terminated by the Corporation for a reason other than cause or if his job duties are substantially reduced and he resigns within 90 days thereafter.

              OTHER INFORMATION RELATING TO DIRECTORS, NOMINEES,
                       EXECUTIVE OFFICERS AND ASSOCIATES

LOAN TRANSACTIONS

  During the past year certain directors (in addition to those directors discussed below under the heading "Compensation Committee Interlocks and Insider Participation") and executive officers of the Corporation and/or one or more of their immediate family and one or more of their associates had banking transactions in the ordinary course of business with one or more of the bank subsidiaries of the Corporation. Such transactions included loans made in the ordinary course of business. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

  Certain executive officers of the Corporation also have obtained mortgage loans from Norwest Mortgage, Inc. ("NMI"), a subsidiary of the Corporation. In connection with each of these loans and in accordance with its policy applicable to all employees and the Corporation's directors, NMI waived an origination fee equal to one percent of the loan amount for each executive officer. Two of the executive officers named in the Summary Compensation Table were indebted to NMI or a subsidiary thereof in 1996. Information for each such named executive officer, including the highest balance on each loan outstanding since January 1, 1996, the balance outstanding on each loan on December 31, 1996, and the annual interest rate thereon, is as follows: Leslie S. Biller, highest balance on one loan--$485,954, balance outstanding on December 31, 1996--$479,962, interest rate per annum-- %; James R. Campbell, highest loan balance on one loan--$364,910, balance outstanding on December 31, 1996-- $361,487, interest rate per annum-- %. In addition, three other executive officers of the Corporation were indebted to NMI in the aggregate amount of
$797,140, representing mortgage loans with interest rates ranging from   % to
  % per annum. As of February 28, 1997, of the mortgage loans discussed above, two have been sold by NMI in the secondary real estate mortgage market and one has been sold to a bank subsidiary of the Corporation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Human Resources Committee (the "Committee") determines annually the compensation to be paid to the Corporation's Chief Executive Officer and other executive officers, including the executive officers named in the Summary Compensation Table. The members of the Committee are Pierson M. Grieve (Chair), Charles M. Harper, William A. Hodder, Richard D. McCormick, Ian M. Rolland, and Michael W. Wright. During 1996, Pierson M. Grieve and Richard D. McCormick had banking transactions, including loans, in the ordinary course of business with one or more of the bank subsidiaries of the Corporation. All loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

CERTAIN TRANSACTIONS WITH RESPECT TO DIRECTORS

  Richard S. Levitt. Norwest Financial Maryland, Inc. ("NFM"), a wholly-owned subsidiary of Norwest Financial, Inc. ("NFI"), and an indirect wholly-owned subsidiary of the Corporation, leases office space under a lease having a term of five years from MB Limited Partnership ("MB"), and also leases additional office space for a term of five years from AF Limited Partnership ("AF"). The general partner of both MB and AF is NC Associates Corporation, a Maryland corporation ("NC Associates") (formerly known as Nellis Corporation). One hundred percent of the outstanding voting stock of NC Associates is owned by the two adult sons of Richard S. Levitt, a nominee for re-election as a director. Mr. Levitt's sons are also officers of NC Associates. In addition, the sole limited partners of MB and AF are trusts, the beneficiaries of which are descendants of Mr. Levitt. Mr. Levitt is also the Chairman and sole shareholder of a recently formed Iowa corporation known as Nellis Corporation ("Nellis"). Nellis provides property management services to MB and AF, for which services it is compensated solely by the partnerships.

  NFM's existing lease with MB provides for a total fixed rent over the lease term of $104,854, plus estimated operating expenses of approximately $7,300 annually. NFM's lease with AF provides for a total fixed rent over the lease term of approximately $123,364, plus estimated operating expenses of $6,300 annually. Both leases are guaranteed by NFI. In the opinion of the management of NFM and NFI and the management of the Corporation, the terms of the leases are fair and reasonable with respect to NFM and NFI.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 and related regulations requires the Corporation's directors, certain officers, and any persons holding more than 10% of the Corporation's common stock to report their initial ownership of the Corporation's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and the Corporation is required to disclose in this Proxy Statement any failure to file by these dates during 1996. All of these filing requirements were satisfied, except as follows: Lloyd P. Johnson, a director of the Corporation, failed to include one sale transaction on an otherwise timely filed Form 4; James R. Campbell, an executive officer of the Corporation, failed to include two gift transactions on an otherwise timely filed Form 5; and John T. Thornton, also an executive officer of the Corporation, failed to timely file one report on Form 4 to report a gift to an adult child in whose shares Mr. Thornton may be deemed to have an indirect pecuniary interest, and a subsequent sale of such shares by the donee. All such transactions were subsequently reported by Messrs. Johnson, Campbell and Thornton. In making these disclosures, the Corporation has relied on written representations of its directors and officers and copies of the reports that they have filed with the Commission.

     ITEM 2. PROPOSAL TO INCREASE THECORPORATION'S AUTHORIZED COMMON STOCK

  The Corporation is currently authorized to issue 500,000,000 shares of common stock, par value $1 2/3 per share. The Corporation's Board of Directors recommends that the Corporation's stockholders approve an amendment (the "Amendment") to the Corporation's Restated Certificate of Incorporation that would increase the authorized shares of the Corporation's common stock from 500,000,000 shares to 1,000,000,000 shares. The number of authorized shares of preferred stock and preference stock will remain at 5,000,000 and 4,000,000 shares, respectively. If the amendment is approved by the Corporation's stockholders, the first sentence of ARTICLE FOURTH of the Corporation's Restated Certificate of Incorporation, as amended, will read as follows:

  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Billion Nine Million (1,009,000,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock without par value, Four Million (4,000,000) shares of Preference Stock without par value, and One Billion (1,000,000,000) shares of common stock of the par value of $1 2/3 per share.

  The Corporation proposes to increase the number of authorized shares of its common stock to 1,000,000,000 shares to provide additional shares for general corporate purposes, including stock dividends and splits, raising additional capital, issuances pursuant to employee and stockholder stock plans and possible future acquisitions. The Corporation's officers from time to time engage in discussions with other financial institutions concerning the possible acquisition of such institutions by the Corporation. Since April 27, 1993, the date common stockholders approved the most recent amendment to the Corporation's Restated Certificate of Incorporation increasing the Corporation's authorized common stock, the Corporation has consummated a total of 40 acquisitions of financial institutions in exchange for shares of the Corporation's common stock. The Corporation also approved and paid in June 1993 a 2-for-1 stock split effected in the form of a 100% stock dividend to stockholders. There are no present plans, understandings, or agreements, however, for issuing a material number of additional shares of common stock from the currently authorized shares of common stock or the additional shares of stock proposed to be authorized pursuant to the Amendment, although acquisitions have been and may, in the future, be made by an exchange of stock. The Board of Directors believes that an increase in the total number of shares of authorized common stock will better enable the Corporation to meet its future needs, and give it greater flexibility in responding quickly to advantageous business opportunities. The proposed increase will also provided additional shares for corporate purposes generally.

  The Corporation's issuance of shares of common stock, including the additional shares that will be authorized if the proposed Amendment is adopted, may dilute the present equity ownership position of current holders of common stock and may be made without stockholder approval, unless otherwise required by applicable laws or stock exchange regulation. Under existing New York Stock Exchange regulations, approval of a majority of the holders of common stock would nevertheless be required in connection with any transaction or series of related transactions that would result in the original issuance of additional shares of common stock, other than in a public offering for cash, (i) if the common stock (including securities convertible into or exercisable for common stock) has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such common stock; (ii) if the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares outstanding before the issuance of the common stock; or (iii) if the issuance would result in a change in control of the Corporation.

  The additional authorized but unissued shares of the Corporation's common stock that would become available if the Amendment is approved could be used, whether alone or in tandem with the Corporation's Rights Plan described below, to make a change in control of the Corporation more difficult and expensive. Under certain circumstances, such shares could be used to create impediments or to frustrate persons seeking to cause a takeover or to otherwise gain control of the Corporation. Such shares could be sold to purchasers who might side with the Board in opposing a takeover bid that the Board determines not to be in the best interests of the Corporation and its stockholders. The Amendment might also have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Corporation's common stock, to acquire control of the Corporation with a view to consummating a merger, sale of all or any part of the Corporation's assets, or a similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity.

  The Corporation also has in effect a plan (the "Rights Plan") pursuant to which each holder of the Corporation's common stock outstanding on December 9, 1988 (the initial record date for the Rights Plan) received, and each holder of shares of common stock subsequent to that date will receive, a dividend of one preferred share purchase right (a "Right"), entitling the recipient upon exercise of a Right to purchase one four-hundredth of a share of the Corporation's Series A Junior Participating Preferred Stock ("Junior Preferred Stock"). The terms of the Rights are triggered only upon the acquisition or commencement of an offer by a person or group to acquire 25% or more of the Corporation's common stock and entitle the holders (other than the person or group holding the triggering percentage) to certain favorable common stock purchase rights, among other rights, as well as the right to receive Junior Preferred Stock having "supervoting" rights and extraordinary rights to certain dividends and distributions upon liquidation. The Rights are designed to protect the interests of the Corporation and its stockholders against coercive takeover tactics, by encouraging potential acquirors to negotiate with the Board of Directors acting on behalf of all stockholders. The Rights Plan may also, but is not intended to, deter potential acquirors. The approval of the Amendment, together with the Rights Plan, may also deter such takeover proposals, given the potential cumulative dilutive effect on an acquiror's ownership of the Corporation's common stock if any additional shares of common stock authorized by the Amendment and shares of Junior Preferred Stock pursuant to the Rights were issued.

ACTION BY STOCKHOLDERS

  The Board of Directors believes that, as proposed, the approval of the Amendment is in the best interests of the stockholders of the Corporation. Approval of this proposal requires a vote in favor of the Amendment by the holders of a majority of the Corporation's outstanding shares of common stock.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE CORPORATION'S AUTHORIZED SHARES OF COMMON STOCK, WHICH PROPOSAL IS IDENTIFIED
                     AS ITEM 2 ON THE ENCLOSED PROXY CARD.

                        ITEM 3. APPOINTMENT OF AUDITORS

  At the meeting a vote will be taken on the proposal to ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP, independent certified public accountants, as auditors of the Corporation and its subsidiaries for the year ending December 31, 1997. KPMG Peat Marwick LLP or its predecessors have examined the accounts of the Corporation annually since 1931.

  Representatives of KPMG Peat Marwick LLP are expected to be present at the annual meeting of stockholders on April 22, 1997, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF AUDITORS, WHICH PROPOSAL IS IDENTIFIED AS ITEM 3 ON THE
                             ENCLOSED PROXY CARD.

          ITEM 4. STOCKHOLDER PROPOSAL RELATING TO CUMULATIVE VOTING

  Mr. Gerald R. Armstrong, 910 Fifteenth Street, No. 754, Denver, Colorado 80202-2924, who owns approximately 8,850 shares of the Corporation's Common Stock, has stated his intention to submit the following statement and resolution to stockholders for approval at the 1997 annual meeting.

                                   STATEMENT

  The National Bank Act provides for cumulative voting; however, holding companies, such as Norwest which is incorporated in Delaware, have escaped it.

  Many acquisitions made by Norwest had cumulative voting. These included United Banks of Colorado, Goldenbanks of Colorado and others. It is the proponents opinion that the shareholders of these entities were not compensated for the loss of these voting rights.

  The use of cumulative voting was present in the 1996 annual meeting of Professional Bancorp where shareholders owning significant shares were able to elect their nominees over the incumbents; however, the former directors, because of their ownership, were able to elect representatives of their choice.

  A California law requires that all state pension holdings and state college funds invested in voting shares, must be voted in favor of cumulative voting proposals which shows increasing recognition of the importance of the democratic means of electing directors.

  In view of the large number of shares being allocated to management and employees, it is essential that voting rights be proportionate. Also, it appears that fewer acquisitions are being made by holding companies as the market prices of shares have increased significantly denying the shareholders a meaningful premium. The proponent believes that enhanced voting rights could be an attraction to shareholders seeking the best offer.

  Many successful corporations have cumulative voting. For example, Pennzoil which defeated Texaco in most famous litigation. Ingersoll-Rand also has cumulative voting and was recognized by FORTUNE magazine as second in its industry as "America's Most Admired Corporations" and the WALL STREET TRANSCRIPT noted "on almost any criteria used to evaluate management, Ingersoll-Rand excels." During 1994, 1995, and 1996, it increased its dividend greater than Norwest.

  Lockheed-Martin and VWR Corporation now have provisions that if any entity acquires 40% of their shares, cumulative voting applies for all shareholders. American Premier adopted cumulative voting rights in 1995.


  Allegheny Power System's board tried to take away cumulative voting and put in a staggered system for electing directors. Its shareholders defeated these proposals which confirms shareholders are interested in their voting rights.

  IF YOU AGREE, PLEASE MARK YOUR PROXY FOR.

                                   RESOLUTION

  RESOLVED: That the shareholders of NORWEST CORPORATION, assembled in person and by proxy in an annual meeting, now request the Board of Directors to take those steps necessary to provide for cumulative voting in the election of directors, which means that each shareholder shall be entitled to as many votes as shall equal the number of shares owned multiplied by the number of directors to be elected, and the shareholder may cast all of the accumulated votes for a single candidate, or for any two or more of them as the shareholder may see fit.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL,
   WHICH PROPOSAL IS IDENTIFIED AS ITEM 4 ON THE ENCLOSED PROXY CARD, FOR THE
                               FOLLOWING REASONS:

POSITION OF THE BOARD OF DIRECTORS

  Under the Corporation's Restated Certificate of Incorporation and By-Laws, each stockholder may cast one vote per share owned in favor of, or may withhold his or her votes from, each director nominee at the annual meeting. A director is elected by receiving the votes of a plurality of the shares represented at the meeting. Under the cumulative voting proposal advocated by the proponent, each stockholder would be entitled to a number of votes equal to the number of shares owned by the stockholder multiplied by the number of director-nominees. These votes could be divided among the nominees for director or they could all be cast for a single nominee.

  Cumulative voting operates to permit a small faction of the stockholders to elect a director or directors to the board to represent the faction's point of view. Cumulative voting will facilitate the election of "special interest" directors to the Corporation's Board of Directors. The Board of Directors believes that a board composed of factions focused on the special interests of one or more groups will function less effectively than a board whose members are elected by and consider themselves representatives of all stockholders. The perspective of every director should be the interest of all stockholders. Accordingly, the Board of Directors recommends that stockholders vote AGAINST this proposal.

  ITEM 5. STOCKHOLDER PROPOSAL RELATING TOA FAIR LENDING POLICY AND REPORTING

  The Presbyterian Church (U.S.A.), 100 Witherspoon Street, Louisville, Kentucky 40202-1396, which owns 100 shares of the common stock of the Corporation through its Board of Pensions, joined by The Domestic and Foreign Missionary Society of the Protestant Episcopal Church in the United States of America, Episcopal Church Center, 815 Second Avenue, New York, New York 10017-4594, The Congregation of Holy Cross, Southern Province, 2111 Brackenridge Street, Austin, Texas 78704-4322, and the Mercy Consolidated Asset Management Program, 20 Washington Square North, New York, New York 10011, each of which own, respectively, 100 shares, 800 shares, and 200 shares of the Corporation's common stock, have stated their intention to submit jointly the following resolution and statement to stockholders for approval at the 1997 annual meeting:

                EQUAL CREDIT OPPORTUNITY--COMMUNITY REINVESTMENT

  WHEREAS the performance on the aggregate of mortgage lending by all subsidiaries of Norwest Corporation with respect to community reinvestment and equal credit opportunity was somewhat below the industry level according to an analysis for the 1995 Home Mortgage Disclosure Act (HMDA) data by CANICCOR,

  WHEREAS, since the end of 1995, Norwest Corporation has acquired the Prudential Home Mortgage Corporation whose 1995 performance was much poorer than the performance of Norwest's subsidiaries,

  WHEREAS, if Prudential Home Mortgage Corporation had been acquired in 1995, it would have contributed about 21% to the total mortgage originations of the combined corporation and would have caused Norwest's performances, as calculated by CANICCOR, to drop from 17% below the industry level to 24% below that level in lending to Black borrowers, from 5% below the industry to 14% below the industry for lending to Hispanic borrowers, and from 5% below the industry level to 18% below the industry level in lending to low income borrowers,

  WHEREAS if these lower performances continue into 1996, they raise questions about the compliance of the Corporation's subsidiaries with respect to the Equal Credit Opportunity Act (ECOA),

  WHEREAS, the Equal Credit Opportunity Act (ECOA) prohibits lenders from discriminating in any aspect of a credit transaction with regard to race, national origin, sex, etc., and a lender can be in violation of the ECOA, when it applies a policy or practice equally to credit applicants, but the policy or practice has a disproportionately adverse impact on applicants from a group protected against discrimination. Such a policy or practice is described as having a "disparate impact" and can only be justified on necessary business grounds,

  WHEREAS several lenders have entered into agreements with the Justice Department arising out of alleged lending discrimination. These include lenders such as Northern Trust, Shawmut, and Chevy Chase Federal Savings Bank. The latter agreed to open a new branch in Washington (DC), and Shawmut agreed to pay damages to minority loan applicants,

  WHEREAS in order to make our corporation's community reinvestment and fair lending programs encompass its recent acquisitions and joint ventures and to avoid any possibility of accusations of disparate impact,

  BE IT RESOLVED that the shareholders request the board of directors to develop an overall FAIR LENDING POLICY which includes all financial subsidiaries of the corporation with a general program goal of achieving at least the industry level of lending to each major disadvantaged group and to report annually to shareholders on its achievements.

                              SUPPORTING STATEMENT

  Because of the rapid expansion of Norwest's mortgage operations, the Board of Directors must take an active role in monitoring the Equal Credit Opportunity Act compliance of the various subsidiaries both to insure that Norwest's commitment to fair lending continues and to prevent allegations of non-compliance with the act.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL,
   WHICH PROPOSAL IS IDENTIFIED AS ITEM 5 ON THE ENCLOSED PROXY CARD, FOR THE
                               FOLLOWING REASONS:

POSITION OF THE BOARD OF DIRECTORS

  The Corporation and its subsidiaries are committed to the principles underlying the Community Reinvestment Act and fair lending laws. Norwest banks holding more than 75 percent of the Corporation's banking assets have received outstanding ratings for community reinvestment from the Office of the Comptroller of the Currency or the Office of Thrift Supervision in their most recent examinations. The Board of Directors also believes that the Corporation and its subsidiaries have implemented in substance both the fair lending policy and reporting aspects of the proposal through existing fair lending policies and initiatives.

  The Corporation and its lending subsidiaries are already required to comply with extensive federal regulation relating to community reinvestment, equal credit opportunity and fair lending practices, which, like the proposal, have the express purpose of promoting equal access to credit to disadvantaged groups. Information about the Corporation's fair lending record is already available to all interested persons from the reports and extensive data required to filed with banking regulators under the Home Mortgage Disclosure Act and the Community Reinvestment Act. Copies of these reports are available not only from these regulators, but also from more accessible sources such as the local public repository for government records, generally a public library or a local government office, or from the Internet. In the case of a Norwest bank, a copy of the bank's performance evaluation of its compliance with the Community Reinvestment Act is available from the bank itself.

  Norwest Mortgage, Inc., in particular, has a stated business goal of becoming the largest mortgage lender to low and moderate income and minority borrowers in the United States, and has programs in place to increase lending in low and moderate income neighborhoods and to minority borrowers. Norwest Mortgage's commitment to, and progress in achieving these goals were noted by the Board of Governors of the Federal Reserve System in its Order approving Norwest Mortgage's acquisition of the assets of Prudential Home Mortgage.

  For these reasons, the Board of Directors believes that the Corporation and its lending subsidiaries have already established and implemented policies and programs to deal with the issues the proponents raise. The Board of Directors also believes that business goals, including program goals for lending, should be set, reviewed, and adjusted by management as conditions change. Accordingly, the Board of Directors recommends that stockholders vote AGAINST this proposal.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the annual meeting of stockholders to be held in 1998 must be received by the Secretary of the Corporation, at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1026, no later than November 19, 1997.

                                ANNUAL REPORTS

  The Annual Report of the Corporation for the year 1996, including financial statements, has been sent to stockholders. THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER, ON WRITTEN REQUEST, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR 1996, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. If a stockholder requests copies of any exhibits to such Form 10-K, the Corporation will require the payment of a fee to cover its reasonable expenses. A written request should be addressed to the Secretary, Norwest Corporation, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1026.

                                       By Order of the Board of Directors,

                                       /s/ Laurel A. Holschuh
                                       LAUREL A. HOLSCHUH
                                       Secretary

March 19, 1997

                  [LOGO OF NORWEST CORPORATION APPEARS HERE]

[NORWEST LOGO                    NORWEST CORPORATION
 APPEARS HERE]

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

          This proxy is solicited by the Board of Directors for use at the Annual Meeting on Tuesday, April 22, 1997.

The shares of common stock of Norwest Corporation (the "Corporation") which you are entitled to vote on March 4, 1997, will be voted as you specify on this card.

          If no choice is specified, this proxy will be voted "FOR" Items 1 through 3, and "AGAINST" Items 4 and 5.

By signing this proxy, you revoke all prior proxies and appoint William H. Queenan, Stanley S. Stroup, and John T. Thornton, and each of them, with full power of substitution, to vote your shares as specified on this card and on any other business which may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors recommends a vote "FOR" Items 1, 2, and 3.

Item 1. Election of Directors. Nominees: Leslie S. Biller, J.A. Blanchard III, David A. Christensen, Pierson M. Grieve, Charles M. Harper, William A. Hodder, Lloyd P. Johnson, Reatha Clark King, Richard M. Kovacevich, Richard S. Levitt, Richard D. McCormick, Cynthia H. Milligan, Benjamin
         F. Montoya, Ian M. Rolland, and Michael W. Wright.

                        [_]  FOR        [_]  WITHHOLD FOR ALL

              (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

         ---------------------------------------------------------------------

Item 2. Approval of an amendment to the Corporation's Restated Certificate of Incorporation to increase the authorized shares of common stock from 500,000,000 to 1,000,000,000.

                        [_]  FOR        [_]  AGAINST        [_]  ABSTAIN

Item 3.  Ratification of appointment of KPMG Peat Marwick LLP as auditors.

                        [_]  FOR        [_]  AGAINST        [_]  ABSTAIN

               (Continued, and to be signed and dated, on the reverse side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       The Board of Directors recommends a vote "AGAINST" Items 4 and 5.

                        Item 4. Approval of a stockholder proposal relating to cumulative voting requesting the Board of Directors of the Corporation to take those steps necessary to provide for cumulative voting in the election of directors.

                                   [_]  FOR    [_]  AGAINST    [_]  ABSTAIN

                        Item 5. Approval of a stockholder proposal relating to the Corporation's fair lending policy requesting the Board of Directors to develop fair lending policies for the Corporation's financial subsidiaries with the goal of achieving at least the industry level of lending to each major disadvantaged group and to report to stockholders annually on its achievements.

  NORWEST CORPORATION              [_]  FOR    [_]  AGAINST    [_]  ABSTAIN
    ANNUAL MEETING
                                                 Dated:_________________, 1997

 Lutheran Brotherhood                            _____________________________
      Auditorium                                 Signature
625 Fourth Avenue South
Minneapolis, Minnesota                           _____________________________
                                                 Signature
    APRIL 22, 1997
      10:00 a.m.,
   Minneapolis Time                             Please sign exactly as your name
                                                appears above. In the case of
                                                joint owners, each should sign.
                                                If signing as executor, trustee,
                                                guardian, or in any other
                                                representative capacity or as an
                                                officer of a corporation, please
                                                indicate your full title as
                                                such.

--------------------------------------------------------------------------------

(Norwest logo)              NORWEST CORPORATION


--------------------------------------------------------------------------------

                  NORWEST CORPORATION SAVINGS INVESTMENT PLAN
                      CONFIDENTIAL VOTING INSTRUCTIONS TO
                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                    TRUSTEE

I hereby direct that the voting rights pertaining to the stock of Norwest Corporation held by the Norwest Corporation Master Savings Trust (the "Trust") and allocable to my account under the above Plan as of March 4, 1997, shall be exercised at the Annual Meeting of Stockholders of said Corporation to be held April 22, 1997, and at any adjournment thereof, as specified on this instruction card and also on any other business as may properly come before said meeting or any adjournment thereof.

This instruction card must be returned to Norwest Bank Minnesota, National Association, Trustee, by April 15, 1997, if your instructions are to be honored. The Trustee will tabulate the instructions from all Participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the Trust according to the ratios so determined.

If no choice is specified, this proxy will be voted "FOR" Items 1 through 3, and "AGAINST" Items 4 and 5.

         The Board of Directors recommends a vote "FOR" Items 1, 2, and 3.

Item 1. Election of Directors. Nominees: Leslie S. Biller, J.A. Blanchard III, David A. Christensen, Pierson M. Grieve, Charles M. Harper, William A. Hodder, Lloyd P. Johnson, Reatha Clark King, Richard M. Kovacevich, Richard S. Levitt, Richard D. McCormick, Cynthia H. Milligan, Benjamin
         F. Montoya, Ian M. Rolland and Michael W. Wright.

                         [_] FOR  [_] WITHHOLD FOR ALL

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

         -----------------------------------------------------------------------
Item 2. Approval of an amendment to the Corporation's Restated Certificate of Incorporation to increase the authorized shares of common stock from 500,000,000 to 1,000,000,000.

                        [_] FOR [_] AGAINST [_] ABSTAIN

Item 3.  Ratification of appointment of KPMG Peat Marwick LLP as auditors.

                        [_] FOR [_] AGAINST [_] ABSTAIN

         (Continued, and to be signed and dated, on the reverse side)
--------------------------------------------------------------------------------

The Board of Directors recommends a vote "AGAINST" Items 4 and 5.

                       Item 4. Approval of a stockholder proposal relating to cumulative voting requesting the Board of Directors of the Corporation to take those steps necessary to provide for cumulative voting in the election of directors.

                                   [_] FOR [_] AGAINST [_] ABSTAIN

NORWEST CORPORATION    Item 5.  Approval of a stockholder proposal
                                relating to the Corporation's fair lending
ANNUAL MEETING                  policy requesting the Board of Directors to
                                develop fair lending policies for the
Lutheran Brotherhood            Corporation's financial subsidiaries with the
 Auditorium                     goal of achieving at least the industry level
625 Fourth Avenue South         of lending to each major disadvantaged group
Minneapolis, Minnesota          and to report to stockholders annually on its
                                achievements.

                                   [_] FOR [_] AGAINST [_] ABSTAIN
APRIL 22, 1997
10:00 a.m., Minneapolis         Dated:__________________, 1997
 Time
                                -----------------------------------
                                Signature of Participant

                                PLEASE DATE, SIGN AND MAIL this instruction card promptly using the enclosed envelope.

--------------------------------------------------------------------------------

(Norwest logo)  NORWEST CORPORATION

--------------------------------------------------------------------------------

          BENSON FINANCIAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN
                      CONFIDENTIAL VOTING INSTRUCTIONS TO
             NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, TRUSTEE


I hereby direct that the voting rights pertaining to the stock of Norwest Corporation ("Norwest") held by the Benson Financial Corporation Employee Stockownership Plan and Trust (the "Plan") and allocable to my account under the above Plan as of December 31, 1996, shall be exercised at the Annual Meeting of Stockholders of Norwest Corporation to be held April 22, 1997, and at any adjournment thereof, as specified on this instruction card and also on any other business as may properly come before said meeting or any adjournment thereof.

This instruction card must be returned to Norwest Bank Minnesota, National Association, Trustee, by April 15, 1997, if your instructions are to be honored. The Trustee will tabulate the instructions from all Participants received by the deadline and will determine the votes for and against each item. The Trustee will then vote the shares allocated to each Participant's account and held in the Trust as each Participant specifies on this proxy card. The number of shares shown on the reverse of this card represents the number of shares of Norwest common stock into which your shares of Benson Financial Corporation ("Benson") common stock allocated to your Plan account as of December 31, 1996 were converted based on the conversion ratio in effect in connection with the Norwest's acquisition of Benson.

If no choice is specified, this proxy will be voted "FOR" Items 1 through 3, and "AGAINST" Items 4 and 5.

The Board of Directors recommends a vote "FOR" Items 1, 2, and 3.

Item 1. Election of Directors. Nominees: Leslie S. Biller, J.A. Blanchard III, David A. Christensen, Pierson M. Grieve, Charles M. Harper, William A. Hodder, Lloyd P. Johnson, Reatha Clark King, Richard M. Kovacevich, Richard S. Levitt, Richard D. McCormick, Cynthia H. Milligan, Benjamin
         F. Montoya, Ian M. Rolland, and Michael W. Wright.


                        [_]  FOR         [_]  WITHHOLD FOR ALL

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

   ------------------------------------------------------------------------
         (Continued, and to be signed and dated, on the reverse side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Item 2. Approval of an amendment to the Corporation's Restated Certificate of Incorporation to increase the authorized shares of common stock from 500,000,000 to 1,000,000,000.

                     [_] FOR      [_] AGAINST      [_] ABSTAIN

Item 3.  Ratification of appointment of KPMG Peat Marwick LLP as auditors.

                     [_] FOR      [_] AGAINST      [_] ABSTAIN

The Board of Directors recommends a vote "AGAINST" Items 4 and 5.

Item 4. Approval of a stockholder proposal relating to cumulative voting requesting the Board of Directors of the Corporation to take those steps necessary to provide for cumulative voting in the election of directors.

                     [_] FOR      [_] AGAINST      [_] ABSTAIN

Item 5. Approval of a stockholder proposal relating to the Corporation's fair lending policy requesting the Board of Directors to develop fair lending policies for the Corporation's financial subsidiaries with the goal of achieving at least the industry level of lending to each major disadvantaged group and to report to stockholders annually on its achievements.

                     [_] FOR      [_] AGAINST      [_] ABSTAIN


                                                      Dated:______________, 1997



                                                      --------------------------
                                                      Signature of Participant

PLEASE DATE, SIGN AND MAIL this instruction card promptly using the enclosed envelope.

                           NORWEST CORPORATION
                             ANNUAL MEETING

                       Lutheran Brotherhood Auditorium
                          625 Fourth Avenue South
                          Minneapolis, Minnesota


                               APRIL 22, 1997
                         10:00 a.m., Minneapolis Time

--------------------------------------------------------------------------------